UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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ICU MEDICAL, INC.
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ICU MEDICAL, INC.
951 Calle Amanecer
San Clemente, California 92673-6213

NOTICE OF THE 2021 ANNUAL MEETING OF STOCKHOLDERS
To be held May 11, 2021

    The 2021 Annual Meeting of Stockholders ("Annual Meeting") of ICU Medical, Inc. (the ''Company'') will be held virtually, exclusively via online live webcast at www.virtualshareholdermeeting.com/ICUI2021 on Tuesday, May 11, 2021 at 9:00 a.m., Pacific Daylight Time.

At the meeting, stockholders will be asked to:

1.To elect the following seven directors of the Company to serve until the next annual meeting of stockholders or until their successors have been elected and qualified: Vivek Jain, George A. Lopez, M.D., Robert S. Swinney, M.D., David C. Greenberg, Elisha W. Finney, Donald M. Abbey and David F. Hoffmeister.
2.To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2021;
3.To hold an advisory vote to approve our named executive officer compensation; and
4.To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. We are not aware of any other business to come before the Annual Meeting.

    The Board of Directors has determined that only holders of common stock, par value $0.10, of the Company of record as of the close of business on March 18, 2021 will be entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at the above address, and electronically during the meeting at                 www.virtualshareholdermeeting.com/ICUI2021.

    All stockholders are invited to attend the Annual Meeting virtually by visiting www.virtualshareholdermeeting.com/ICUI2021. Any stockholder attending the Annual Meeting virtually may vote online while polls are open during the Annual Meeting even if such stockholder returned a proxy.

By Order of the Board of Directors
Virginia Sanzone, Corporate Vice President General Counsel and Secretary
San Clemente, CA
April 1, 2021

OTHER MATTERS	43
SOLICITATION OF PROXIES	43
ANNEX A	45

ICU Medical, Inc.
951 Calle Amanecer
San Clemente, California 92673-6213

PROXY STATEMENT
FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

April 1, 2021

    This Proxy Statement is furnished to the stockholders of ICU Medical, Inc. (the "Company" or "ICU") in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the 2021 Annual Meeting of Stockholders of the Company (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. First person pronouns used in this Proxy Statement, such as “we,” “us,” and “our,” refer to ICU and its subsidiaries unless context requires otherwise.

    The Notice, this Proxy Statement, the annual report to stockholders and the proxy card are being made available to stockholders on or about April 1, 2021.

Annual Meeting of Stockholders

Time and Date

    The Annual Meeting will be held virtually on Tuesday May 11, 2021 at 9 a.m. Pacific Daylight Time ("PDT"). Stockholders may attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/ICUI2021.

Record Date

    The Board has set March 18, 2021 as the record date for the Annual Meeting. If you were a stockholder at the close of business on the record date, then you are entitled to receive notice of, and to vote at, the Annual Meeting.

    As of March 18, 2021, the outstanding voting securities of the Company consisted of 21,190,309 shares of $0.10 par value common stock (the “Common Stock”).

Voting

    Each stockholder of record at the close of business on March 18, 2021 is entitled to one vote for each share held as of that date on each matter submitted to a vote of stockholders. The presence in person electronically or by proxy of holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of such business as shall properly come before the Annual Meeting. There are no cumulative voting rights.

Voting Matters

•Elect the seven director nominees named in this proxy statement.
•Ratify Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021.
•Advisory vote on executive compensation paid to our named executive officers.
•To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

    Additional voting information about voting at the Annual Meeting is detailed below. Stockholders may also obtain additional information about accessing and voting during the Annual Meeting by calling Investor Relations at (800) 824-7890.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ONLINE ON MAY 11, 2021

    This proxy statement and the annual report to stockholders are available at http://ir.icumed.com.

    You will be able to attend the Annual Meeting, vote, and submit your questions prior to or during the meeting via the Internet only by visiting www.virtualshareholdermeeting.com/ICUI2021. Access the website at least 10 minutes before the beginning of the meeting to register your attendance and complete the verification procedures to confirm that you were a stockholder of record as of March 18, 2021, the record date. To access the virtual Annual Meeting at the above website you will need to enter your unique control number provided to you on your proxy card to verify your identity.

YOUR VOTE IS IMPORTANT
    Whether or not you expect to attend the Annual Meeting via live webcast, please vote as soon as possible to ensure your vote is counted at the meeting. Please complete, sign, date and return the enclosed proxy promptly or submit your proxy over the Internet or by telephone. If you are a stockholder of record and attend the virtual Annual Meeting, you may withdraw your proxy and vote electronically during the virtual Annual Meeting. You will find information on submitting your proxy over the Internet and by telephone and information about voting electronically during the Annual Meeting below under "Voting Information".
THANK YOU FOR ACTING PROMPTLY

QUESTIONS AND ANSWERS ABOUT THE VIRTUAL ANNUAL MEETING AND PROXY MATERIALS

Voting Information

How do I submit my proxy?

    You will have the opportunity to attend the virtual Annual Meeting and vote electronically during the virtual Annual Meeting if you choose. Whether or not you vote electronically during the virtual Annual Meeting, it is important that your shares be represented and voted. If you are a stockholder of record, you can give a proxy to have your shares voted at the virtual Annual Meeting either:

•by mailing the enclosed proxy card in the enclosed envelope. Proxy cards submitted by mail must be received by the time of the meeting in order for your shares to be voted;
•electronically, via the Internet by accessing www.proxyvote.com using your control number on your proxy card until 11:59 P.M. Eastern Time the day before the meeting date; or
•over the telephone by calling toll free number 1-800-690-6903 until 11:59 P.M. Eastern Time the day before the meeting date.

    The Internet and telephone proxy submission procedures are set up for your convenience and are designed to verify your identity, to allow you to give voting instructions, and to confirm that those instructions have been properly recorded. If you are a stockholder of record and you would like to submit your proxy by telephone or by using the Internet, please refer to the specific instructions on the attachment to the enclosed proxy card. Alternatively, you may submit your proxy by mail by returning your signed proxy card in the enclosed envelope. If we receive your proxy by mail, electronically or by telephone before the Annual Meeting, we will vote your shares as you direct.

    If you hold your shares in “street name,” you must give voting instructions in the manner prescribed by your broker or nominee. Your broker or nominee has enclosed or provided a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

How can I vote my shares during the virtual meeting?

The procedures for voting during the Annual Meeting are designed to verify your identity and allow you to vote. You should retain the attachment to the proxy card enclosed with this Proxy Statement on which your unique control number appears. You will need to write this control number on your ballot to verify your identity.

    To vote during the meeting, visit www.virtualshareholdermeeting.com/ICUI2021 and vote electronically. Electronically submitted ballots must be received before the polls are closed during the Annual Meeting to be counted. We anticipate that the polls will be open from approximately 9:05 to 9:20 A.M. PDT on May 11, 2021.

    Even if you currently plan to electronically attend the virtual Annual Meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. If you vote by proxy and then decide to electronically attend the virtual Annual Meeting, you will be able to vote electronically during the Annual Meeting, even if you have previously submitted your proxy.

How can I request proxy materials?

    To request a print or electronic copy of our Proxy Statement, Annual Report to Stockholders and proxy card, you may call our toll-free telephone number at (800) 824-7890; email us at ir@icumed.com; or visit our web site at www.icumed.com.

Where can I find the voting results?

    We will announce the voting results at the virtual Annual Meeting. We also will report the voting results on a Form 8-K, which we expect to file with the SEC within four business days after the virtual Annual Meeting has been held.

How will my proxy be voted?
    If you are a record holder and submit your proxy without instructions as to how it is to be voted, the proxy holders identified on the proxy will vote your shares as follows:

•FOR proposal 1, the election as directors of the seven director nominees named in this Proxy Statement;
•FOR proposal 2, ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021; and
•FOR proposal 3, the advisory vote on executive compensation paid to our named executive officers.
    If you indicate voting instructions when you submit your proxy, the proxy holders will follow your instructions in casting votes. If you hold your shares through a broker and do not instruct the broker on how to vote your shares proposal 1 or proposal 3, your shares will not be voted for proposal 1 or proposal 3, as applicable, and instead will be considered a broker non-vote as to those proposals. If you do not instruct the broker on how to vote your shares on proposal 2, the broker has discretion to vote your shares on proposal 2.

    The Board does not know of any matters that will come before the Annual Meeting other than those described in the Notice of Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, then the proxy holders will have discretion to vote on such matters as they see fit. This includes, among other things, considering any motion to adjourn the Annual Meeting to another time and/or place, including for the purpose of soliciting additional proxies for or against a given proposal.

Your vote is important. Thank you for voting.

Voting Matters and Board Recommendations
    The Board is not aware of any matter that will be presented for a vote at the Annual Meeting other than those shown below.
    The term ''broker non-votes'' refers to shares held by a broker in street name that are present by proxy but are not voted pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. Broker non-votes on non-routine matters are not counted as entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter but are counted as present for quorum purposes. Of the proposals to be considered at the Annual Meeting, only the ratification of the selection of the independent registered public accountant is considered to be a routine matter on which brokers may vote without instructions from beneficial owners. The approval of the election of directors and the advisory vote to approve named executive officer compensation are considered non-routine matters on which your brokers may not vote without instructions from you as the beneficial owners.
    Assuming that a quorum is present, the votes required to approve the matters before the Annual Meeting are as follows:
•Election of Directors: The election of directors will be decided by a plurality of the votes. The seven director nominees receiving the most votes will be elected. In an uncontested election of directors (one in which the only nominees are those nominated by the Board), any nominee who receives a greater number of votes "withheld" from his or her election than votes "for" his or her election shall, within 10 days following the certification of the stockholder vote, tender his or her written resignation to the Chairperson of the Board for consideration by the Nominating/Corporate Governance Committee of the Board ("the Nominating Committee"). The Nominating Committee shall consider such tendered resignation and within 60 days following the certification of the stockholder vote, shall make a recommendation to the Board concerning the acceptance or rejection of the resignation.

•Ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm: Stockholder approval of this matter requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon and present in person or by proxy. Abstentions and broker non-votes will therefore have the same effect as an “Against” vote with respect to this proposal. As brokers have the authority to vote on this matter, broker non-votes are not expected.

•Advisory Vote on our Named Executive Officer Compensation: Stockholder approval of this matter requires the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon and present in person or by proxy. Abstentions will therefore have the same effect as an “Against” vote with respect to this proposal, but broker non-votes are not counted as entitled to vote and will have no effect on the vote for this matter.

Board Recommendations

    The Board recommends that you vote:

•FOR the election of the seven nominees for election to the Board to serve until the next annual meeting of stockholders or until their successors have been elected and qualified;

•FOR the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2021; and

•FOR the approval, on an advisory basis, of our named executive officer compensation.
Virtual Annual Meeting Attendance
    The Annual Meeting will be held entirely virtually, as permitted by Delaware law. The Annual Meeting is to be held virtually at www.virtualshareholdermeeting.com/ICUI2021, on Tuesday, May 11, 2021 at 9:00 a.m., Pacific Daylight Time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. There will be no physical location at which stockholders may attend the Annual Meeting, but stockholders may attend and participate in the meeting electronically. Stockholders who participate in the virtual Annual Meeting will be deemed to be present in person and will be able to vote during the Annual Meeting at the times that the polls are open. Stockholders who wish to attend the meeting should go to www.virtualshareholdermeeting.com/ICUI2021, at least 10 minutes before the beginning of the meeting to register their attendance and complete the verification procedures to confirm that they were stockholders of record as of March 18, 2021, the record date. Stockholders of record will need to provide the control number on the attachment to the enclosed proxy card to verify their identity.

    Beneficial owners whose stock is held for them in street name by their brokers or other nominees may also attend the meeting by going to www.virtualshareholdermeeting.com/ICUI2021, at least 10 minutes before the beginning of the meeting to register their attendance and complete the verification procedures to confirm that they were stockholders as of the record date. Such beneficial owners may not vote at the meeting, and may only cause their shares to be voted by providing voting instructions to the persons who hold the beneficial owners’ shares for them. Beneficial owners will need to provide the name of the broker or other nominee that holds their shares to gain access to the virtual meeting.

Revoking or Changing Your Vote

    A stockholder giving a proxy may revoke its vote at any time before it is voted at the Annual Meeting by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the Annual Meeting electronically and elects to vote electronically during the meeting. Subject to such revocation or suspension, all shares represented by each properly executed proxy or electronic vote received by the Company will be voted in accordance with the instructions indicated thereon, and if instructions are not indicated, will be voted in favor of (i) the election of the nominees for director named in or otherwise nominated as set forth in this proxy statement, (ii) the ratification of the selection of the independent registered public accounting firm, (iii) the approval, on an advisory basis, of our named executive officer compensation, and (iv) in the discretion of the proxy holders on any other business that properly comes before the meeting. Currently, no matter is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if any other matters are properly brought before the Annual Meeting for action, it is intended that the shares of our Common Stock represented by proxies will be voted by the persons named as proxies on the proxy card in accordance with their discretion on such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    The following table sets forth information as to shares of Common Stock owned as of March 18, 2021, by (a) each current director and each nominee for director, (b) each named executive officer for fiscal year ended December 31, 2020 and (c) all current directors and executive officers of ICU as a group. Unless otherwise indicated in the footnotes following the table, and subject to community property laws where applicable, the Company believes that the persons as to whom the information is given have sole voting and investment power over the shares listed as beneficially owned. The business address of the Company’s directors and officers, the George A. Lopez, M.D. Second Family Limited Partnership and the Lopez Family Trust is 951 Calle Amanecer, San Clemente, California 92673.
Stock Ownership of Management and the Board

		Shares of Common Stock Owned	Shares Acquirable	Total Shares Beneficially Owned	Percent of Outstanding Shares (1)
	Robert S. Swinney, M.D.	22,505	28,459	50,964	*	(2)
	George A. Lopez, M.D.	1,227,157	94,871	1,322,028	6.2%	(3)
	David C. Greenberg	3,203	11,425	14,628	*	(4)
	Elisha W. Finney	1,483	9,796	11,279	*
	David F. Hoffmeister	693	4,322	5,015	*
	Donald M. Abbey	693	4,322	5,015	*
	Vivek Jain	72,844	405,739	478,583	2.2%	(5)
	Christian B. Voigtlander	11,050	66,667	77,717	*
	Brian M. Bonnell	2,782	—	2,782	*
	Dan Woolson	8,162	—	8,162	*
	Virginia Sanzone	3,388	—	3,388	*
	All directors and executive officers as a group (11 persons)	1,353,960	625,601	1,979,561	9.1%
____________________________
* Represents less than 1% of our outstanding Common Stock

(1)
The beneficial ownership percentage of each stockholder is calculated based on the number of shares of Common Stock outstanding as of March 18, 2021, plus each beneficial owner's RSUs that vest within 60 days of March 18, 2021 plus each beneficial owner's outstanding options to acquire Common Stock exercisable or exercisable within 60 days of March 18, 2021 held by the beneficial owner whose percent of outstanding stock is calculated.

(2)	Does not include 1,125 shares owned by Dr. Swinney's wife as to which he has no voting or investment power and disclaims any beneficial ownership of such shares.
(3)	Includes 986,843 shares owned by the George A. Lopez, M.D. Second Family Limited Partnership (the “Partnership”), representing 4.7% of the total shares of Common Stock outstanding as of March 18, 2021. Dr. Lopez is the general partner of the Partnership and holds a 1% general partnership interest in the Partnership. As general partner, he has the power to vote and power to dispose of the 986,843 shares owned by the Partnership and may be deemed to be a beneficial owner of such shares. Trusts for the benefit of Dr. Lopez’s children, the Christopher George Lopez Children’s Trust and the Nicholas George Lopez Children’s Trust (collectively, the "Trusts"), own a 99% limited partnership interest in the Partnership. Dr. Lopez is not a trustee of and has no interest in his children’s Trusts. Except to the extent of the undivided 1% general partnership interest in the assets of the Partnership, Dr. Lopez disclaims any beneficial ownership of the shares owned by the Partnership.

	Includes 4,002 shares owned by the Lopez Family Trust. Dr. Lopez is a trustee and beneficiary of the Lopez Family Trust. Includes 113,592 shares held by Dr. Lopez as Trustee of the Lopez Charitable Remainder Trust #1 for the benefit of Dr. Lopez.
(4)	Includes 500 shares held by David C. Greenberg, TTEE David C. Greenberg, Declaration of Trust.
(5)	Includes 126,000 shares held by Vivek Jain Descendant's Trust.

5% or More Beneficial Ownership

    As of March 18, 2021, the only persons known by ICU to own beneficially, or to be deemed to own beneficially, 5% or more of ICU Common Stock were as follows:

	Name and Address of Beneficial Owner	Shares of Common Stock Owned	Percent of Outstanding Shares
	T. Rowe Price Associates, Inc.	2,640,364	12.5%	(1)(2)
	100 E. Pratt Street, Baltimore, MD 21202

	Janus Henderson Group	2,623,694	12.4%	(1)(3)
	201 Bishopsgate EC2M 3AE, United Kingdom

	The Vanguard Group, Inc.	1,805,362	8.5%	(1)(4)
	100 Vanguard Blvd, Malvern, PA 19355

	BlackRock Inc.	1,660,914	7.8%	(1)(5)
	55 East 52nd Street, New York, NY 10055

____________________________
(1)	Information included solely in reliance on information included in statements filed with the Securities and Exchange Commission ("SEC") pursuant to Section 13(d) or Section 13(g) of the Securities Act of 1934, as amended, by the indicated holder.
(2)	T. Rowe Price Associates, Inc. stated in its Schedule 13G filing with the SEC on February 16, 2021 that, of the 2,640,364 shares beneficially owned, it has sole voting power with respect to 851,479 shares and sole dispositive power with respect to all 2,640,364 shares.
(3)	Janus Henderson Group stated in its Schedule 13G/A filing with the SEC on February 11, 2021 that, of the 2,623,694 shares beneficially owned, it has shared voting power with respect to all 2,623,694 shares, and shared dispositive power with respect to all 2,623,694 shares.
(4)	The Vanguard Group, Inc. stated in its Schedule 13G/A filing with the SEC on February 10, 2021 that, of the 1,805,362 shares beneficially owned, it has shared voting power with respect to 13,439 shares, sole dispositive power with respect to 1,776,199 shares and shared dispositive power with respect to 29,163 shares.
(5)	BlackRock, Inc. stated in its Schedule 13G/A filing with the SEC on January 29, 2021 that, of the 1,660,914 shares beneficially owned, it has sole voting power with respect to 1,592,310 shares and sole dispositive power with respect to all 1,660,914 shares.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Information about our Executive Officers

The following table lists the names, ages, certain positions and offices held by our executive officers as of March 18, 2021:

	Age	Office Held
Vivek Jain	49	Chairman of the Board and Chief Executive Officer
Christian B. Voigtlander	53	Chief Operating Officer
Brian Bonnell	47	Chief Financial Officer and Treasurer
Daniel Woolson	44	Corporate Vice President, General Manager - Infusion Systems
Virginia Sanzone	46	Corporate Vice President, General Counsel

    Mr. Jain joined the Company in February 2014 as Chairman of the Board and Chief Executive Officer. Mr. Jain served as CareFusion Corporation's ("CareFusion") President of Procedural Solutions from 2011 to February 2014. Mr. Jain served as President, Medical Technologies and Services of CareFusion from 2009 until 2011. Mr. Jain served as the Executive Vice-President-Strategy and Corporate Development of Cardinal Health from 2007 until 2009. Mr. Jain served as Senior Vice President, Business Development and M&A for the Philips Medical Systems business of Koninklijke Philips Electronics N.V., an electronics company from 2006 to August 2007. Mr. Jain served as an investment banker at J.P. Morgan Securities, Inc., an investment banking firm, from 1994 to 2006. Mr. Jain's last position with J.P. Morgan was as Co-Head of Global Healthcare Investment Banking from 2002 to 2006.

    Mr. Voigtlander has served as our Chief Operating Officer since January 2018. From February 2017 to January 2018, Mr. Voigtlander served as the Company’s Corporate Vice President, Business Development and General Manager, Infusion Solutions. From June 2015 to February 2017, Mr. Voigtlander served as the Company’s Vice President, Business Development. Prior to May 2015, Mr. Voigtlander held various roles at CareFusion and last served as Senior Vice President, Business Development and Strategy.

Mr. Bonnell has served as our Chief Financial Officer and Treasurer since March 3, 2020. From May 2018 until March 2020, Mr. Bonnell served as the Company’s Corporate Vice President, Finance. Prior to joining the Company, Mr. Bonnell served as Treasurer and Head of Financial Planning and Analysis at Alere Inc. from May 2015 until December 2017. Prior to May 2015, Mr. Bonnell held various roles at CareFusion Corporation in Finance and last served as Senior Vice President, Tax and Treasurer.

Mr. Woolson has served as our Corporate Vice President, General Manager - Infusion Systems since January 2017. Mr. Woolson served as President, Respiratory Solutions for Becton Dickinson from March 2015 to November 2016. Prior to March 2015, Mr. Woolson held various roles at CareFusion and last served as Vice President/General Manager, Specialty Disposables.

    Ms. Sanzone has served as our Corporate Vice President, General Counsel and Secretary since January 2018.  Ms. Sanzone also serves as our Compliance Officer.  Ms. Sanzone served as the Company’s Vice President, General Counsel from August of 2015 to January 2018. Prior to August of 2015, Ms. Sanzone held various roles at CareFusion and last served as Senior Vice President, Associate General Counsel - Business Segments & Americas.

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes important information regarding the executive compensation program at ICU Medical, Inc. It describes our compensation philosophy, objectives regarding the compensation of our named executive officers, our policies and practices, and determinations related to executive compensation specific to 2020. For 2020, the term “named executive officers” represents the six executive officers in the compensation tables below:

Vivek Jain	Chief Executive Officer ("CEO") and Chairman of the Board
Christian Voigtlander	Chief Operating Officer ("COO")
Brian Bonnell	Chief Financial Officer ("CFO") and Treasurer
Scott Lamb*	Former CFO and Treasurer
Daniel Woolson	Corporate Vice President, General Manager - Infusion Systems
Virginia Sanzone	Corporate Vice President, General Counsel
______________________
* Scott Lamb, our former Chief Financial Officer and Treasurer, retired from that role effective March 3, 2020, and continued to serve as an advisor to the Company for a transition period ending on May 2, 2020. Effective March 3, 2020, Mr. Bonnell was promoted to Chief Financial Officer and Treasurer from his former position of Corporate Vice President, Finance.

Executive Summary

    Our executive compensation program is designed to provide a total compensation package intended to attract and retain high-caliber executive officers and employees, and also to incentivize employee contributions that are consistent with our corporate objectives and stockholder interests. Our Compensation Committee, comprised solely of independent directors, believes it is important to provide a competitive total compensation package and share our success with our named executive officers, as well as our other employees, when our objectives are met. The following is a summary of the aspects of our executive compensation program discussed further in this section.

•Pay for Performance. Our compensation is targeted to reward our executive officers and employees when the Company performs and deliver below target compensation when the Company and/or individuals underperform.
•Mix of compensation components and incentives. We target a balanced mix of cash and equity compensation; and we focus more on variable and performance-based incentives (such as bonus and equity compensation) and less on fixed compensation (such as base salary). No named executive officer has had a base salary increase since 2014 (or if later, since such executive assumed their current role) even though the Company had a significant change in business model and complexity and quadrupled sales following the 2017 Hospira Infusion Systems, Inc. acquisition. Our base salaries are below the median of our peer group and accordingly performance-based incentive compensation is important for the retention of our named executive officers.
•Performance-based equity. A significant portion of our equity compensation awarded to our executive officers is based 100% on financial and individual performance factors rather than solely time-based vesting.

Impact of COVID-19 Pandemic

During 2020, the novel coronavirus ("COVID-19") pandemic was characterized as a global pandemic by the World Health Organization. The outbreak spread globally and led governments and other authorities around the world to impose measures intended to control its spread, including restrictions on freedom of movement and business operations such as travel restrictions, border closings, business closures, quarantines and shelter-in-place orders. These measures and their effect on us, our suppliers and our customers impacted our 2020 financial results and the outcome of our performance-based compensation programs. The COVID-19 stay at home orders changed patient behavior, including significantly reducing elective medical procedures.

The Company's Response to the Pandemic

To mitigate the impact of COVID-19 on our operations and preserve shareholder value, our management implemented the following business practices:

◦To protect our employees globally we implemented physical distancing measures and provided additional personal protective equipment ("PPE") at all of our facilities, which required a significant investment;
◦We closed non-essential offices and implemented work-from-home requirements;
◦We expedited our products to ensure our customers had the essential supplies needed for patient care during the pandemic, which led to an increase in supply chain costs;
◦We paid additional compensation to our onsite workers essential to our business, which increased our costs;
◦We implemented and executed virtual training for our customers; and
◦To manage liquidity and financial flexibility as a precautionary measure, we drew down on our Credit Facility, which increased our interest expense for 2020.

2020 Business Highlights

(in millions, except per share and stock price amounts)
	2020	2019	Change
Revenue	$1,271.0	$1,266.2	0.4%
Net Income	$86.9	$101.0	(14.0)%
Adjusted EBITDA(1)	$243.0	$268.0	(9.3)%
Diluted earnings per share (EPS)	$4.02	$4.69	(14.3)%
Adjusted Diluted EPS(2)	$7.13	$8.16	(12.6)%
Operating cash flow	$222.8	$101.9	118.6%
Closing Stock Price at Fiscal Year-end	$214.49	$187.12	14.6%
___________________________
(1) Adjusted EBITDA adjusts from net income certain items as described in Annex A to this proxy statement. Our reconciliation of Adjusted EBITDA from net income is contained on Annex A to this proxy statement.

(2) Adjusted Diluted EPS represents diluted earnings per share adjusted for certain items as described in Annex A to this proxy statement. Our reconciliation of Adjusted Diluted EPS from diluted earnings per share is contained in Annex A to this proxy statement.

The Compensation Committee's Action in response to the impact of COVID-19

The Compensation Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent.

The financial disruption of COVID-19 impacted our performance-based incentive plans in the following ways:

•The decrease in revenues and earnings resulted in the Company not achieving the Adjusted EBITDA target for 100% payout under our 2008 Performance-Based Incentive Plan ("MIP").

•Our long-term performance RSU ("PRSU") awards for fiscal periods 2018 through 2020, for certain named executive officers, vested, or are expected to vest, at a lower performance level than what would have vested absent the impact of the pandemic.

In light of the unprecedented and ongoing market uncertainties related to the global COVID-19 pandemic, commencing in Spring 2020 and proceeding through the end of 2020, our Compensation Committee engaged our independent compensation consultant, Compensia, to advise on market practices regarding compensation program changes in response to COVID-19 and to assist the Compensation Committee in harmonizing our compensation philosophy with the impacts to the performance-based compensation as a result of the pandemic.

MIP - Our Compensation Committee considered a number of factors related to the pandemic in determining whether an adjustment should be given for the bonus incentive paid to all employees and named executive officers. The Compensation Committee evaluated external factors outside of Company control, the enormity of our management's efforts in minimizing the disruption caused by COVID-19 on our global operations and for the benefit of our customers, the base salaries of the named executive officers, and that but for the impact from the pandemic, the Company estimates that MIP funding would have been well in excess of 130% of target as described further below. The Compensation Committee approved the cash incentive bonus payouts for all employees at 100% of target (vs. the actual 87% of target actually achieved), as further described under “Elements of Compensation – Annual Cash Incentives”. The financial impact of this discretionary increase to 2020 MIP funding was $2.9 million company-wide, of which $0.2 million was awarded to our named executive officers in total.

PRSUs - Our Compensation Committee also evaluated the performance targets related to the 2018, 2019 and 2020 PRSU awards granted to our CEO, COO and CFO, as applicable, where vesting results depend in part on 2020 financial results. The following awards were evaluated:

2018 PRSU – In 2018, our CEO and COO were granted PRSUs that vest over a three-year performance period commencing January 1, 2018 and ending on December 31, 2020 and would be earned, if at all, upon the achievement of a minimum pre-established cumulative Adjusted EBITDA growth goal over the performance period and continued service through the applicable vesting date. After an evaluation of the applicable performance targets related to the 2018 PRSUs, the Compensation Committee did not make any changes to the 2018 PRSU awards for the CEO and COO and accordingly such PRSU awards were earned at 100% of target, as further described under "Elements of Compensation - Vesting of Equity Awards Granted in Years Prior to 2020". The Compensation Committee noted that while the 2018 PRSU awards would have been earned at 200% of target, had the Committee approved an adjustment to the applicable Adjusted EBITDA performance target for the 2020 fiscal year to reflect the impact of COVID-19, the Committee determined not to adjust the 2018 PRSU awards in light of other determinations made for the named executive officers with respect to other elements of their overall compensation.

2019 PRSU – Similarly, in 2019, our CEO and COO were granted PRSUs that vest over a three-year performance period commencing January 1, 2019 and ending on December 31, 2021 and would be earned, if at all, upon the achievement of a minimum pre-established cumulative Adjusted EBITDA growth goal over the performance period and continued service through the applicable vesting date. After an evaluation of the applicable performance targets related to the 2019 PRSUs, the Compensation Committee did not make any changes to the 2019 PRSU awards for the CEO and COO in light of other determinations made for the named executive officers with respect to other elements of their overall compensation.

2020 PRSU – Additionally, in 2020, our CEO, COO and CFO were granted PRSUs that vest over a three-year performance period commencing January 1, 2020 and ending on December 31, 2022 and would be earned, if at all, upon the achievement of a minimum pre-established three-year cumulative adjusted revenue dollar target growth rate and adjusted EPS dollar target growth rate over the performance period and continued service through the applicable vesting date. Given the overall approach taken by the Compensation Committee as it relates to the PRSUs, in its evaluation of the 2020 PRSU awards, in February 2021, the Compensation Committee, while considering the numerous factors described in this section, adjusted the minimum and maximum amounts that could be potentially earned by our CEO, COO and CFO under such 2020 PRSU awards without changing the pre-established adjusted revenue or adjusted EPS targets for the Company, each as further described under “Elements of Compensation – 2020 Equity Awards”.

Executive Compensation Program Highlights

Pay for Performance

    "Pay for performance" is the underlying tenet of our compensation philosophy. Consistent with this focus, our 2020 executive compensation program includes annual performance-based cash bonuses and long-term incentive compensation, primarily in the form of restricted stock unit ("RSU") awards, that vest based on continued service or achievement of applicable performance goals. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on Company performance, including short-term cash and long-term equity incentives, which also align the interests of our executive officers and stockholders.

    For 2020, on average, approximately 80% of our named executive officers’ target total direct compensation consisted of "variable" pay (assuming the payout at "target" performance of annual cash bonuses and performance RSU awards) and included the following elements:

•Performance-based cash. All employees, including our named executive officers, participate in cash incentive opportunities which can range from 0% to 150% of target incentive opportunity based upon achievement of pre-established financial measures, and the Compensation Committee reserves discretion to adjust bonuses based on each named executive's individual performance against pre-set individual performance goals in determining actual bonus payouts.

•Multi-year Performance-based RSU awards. The PRSU awards granted to our CEO, COO and CFO are earned only upon achievement of performance goals over a three-year performance period which, for awards granted in 2020, is based on the achievement of a minimum pre-established cumulative adjusted revenue goal and adjusted EPS goal, each weighted 50%. Our remaining named executive officers will earn their long-term PRSU awards over a three year period, consisting of three annual performance periods, if they meet their individual performance goals, as determined by the CEO and our Compensation Committee. Our long-term PRSU awards recognize contributions to long-term success and long-term awards align our executive officers' compensation with Company performance and allow us to retain key employees through long-term vesting and potential wealth creation.

•Time-based RSU awards. The time-based RSUs awarded to our CEO, COO and CFO balance pay-for-performance and retention objectives. Realized value will vary based on stock price performance. Retention is achieved via a three-year vesting period. These longer vesting periods reinforce the executives' focus on long-term stockholder value. Our remaining named executive officers were not granted time-based RSUs in 2020.

    Payouts of these variable compensation elements closely align with our business financial results.

Fixed pay included base salaries and other benefits. The following chart shows the mix between "fixed" and "variable" pay for our named executive officers in 2020 (on average).

Compensation Elements as a Percentage of Total Compensation
Average of all Named Executive Officers

Fixed Pay: 20%
Variable Pay --Performance-based cash bonus: 14%
Variable Pay --Time-based equity at risk: 25%
Variable Pay --Performance-based long-term equity: 41%

Strong Governance and Other Compensation Practices

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. Our compensation philosophy and related corporate governance policies and practices are complemented by the following specific compensation practices that are designed to align our executive compensation program with long-term stockholder interests:

•Meaningful Stock Ownership Guidelines. We maintain guidelines for the minimum ownership of shares of our Common Stock by our executive officers and the non-employee members of our Board, including a 5x base salary requirement for our CEO and 1x base salary requirement for our other executive officers.

•Limited Perquisites. We provide only limited perquisites or other personal benefits to our executive officers, such as a 401(k) plan matching contribution and Company-paid annual physicals.

•No Tax Reimbursements. We do not provide any tax reimbursement payments on any perquisites or other personal benefits or on any severance or change-in-control payments or benefits.

•Hedging and Pledging Prohibited. We prohibit our executive officers and the non-employee members of our Board from hedging or pledging our securities.

•No Defined Benefit Pension or Deferred Compensation Plans. We do not currently offer, nor do we have plans to provide, pension arrangements or nonqualified deferred compensation plans or arrangements to our executive officers. At this time, we maintain a defined contribution plan that is intended to satisfy the requirements of

Sections 401(a) and 401(k) of the Internal Revenue Code (the “Code”), which is available to our executive officers on the same basis as our other full-time, salaried U.S. employees.

2020 Say-on-Pay Vote

    We provide our stockholders with the opportunity to vote annually on the advisory approval of the compensation of our named executive officers (a “say-on-pay proposal”). Each year, the Compensation Committee considers the say-on-pay vote results from the prior Annual Meeting of Stockholders in its evaluation of the compensation program for our named executive officers. At our 2020 Annual Meeting of Stockholders, approximately 98% of the votes cast were voted in favor of our say-on-pay proposal, which we believe affirms our stockholders’ support of our executive compensation program. Following the say-on-pay vote to be conducted at this Annual Meeting, we expect our next say-on-pay vote will be conducted at our annual meeting in 2022.

How We Determine Executive Compensation

Compensation Philosophy and Objectives

Our executive compensation program is designed to align our named executive officers’ interests with those of our stockholders by establishing a direct and meaningful link between our business financial results and their compensation. In determining total compensation of our named executive officers, the Compensation Committee has worked with its compensation consultant, as described in greater detail below in “Engagement of Compensation Consultant,” to implement compensation policies based on the following factors:

•the overall business and financial performance of the Company;
•the individual’s performance, experience and skills;
•the terms of employment agreements or other arrangements with the individual;
•competitive market data for similar positions based on the Company’s compensation peer group with a focus on performance-based incentive compensation instead of fixed base salaries; and
•results from the prior year’s stockholder advisory vote on the compensation of our named executive officers.

The main objectives of our executive compensation program are to:

•provide competitive total pay opportunities that help attract, incentivize and retain leadership and key talent while focusing on performance-based incentive cash and equity-based compensation;
•establish a direct and meaningful link between business financial results, individual/team performance and rewards;
•provide strong incentives to promote the profitability and growth of the Company, create long-term stockholder value and incentivize superior performance; and
•encourage the continued attention and dedication of our executives and provide reasonable individual security to enable our executives to focus on our best interests.

    In making compensation decisions, the Compensation Committee believes that a critical factor in ensuring the Company’s ability to attract, retain and motivate its executive officers is ensuring that their compensation is competitive with companies that it considers to be competitors. In determining the appropriate level and form of compensation, the Compensation Committee reviews market data relating to the cash and equity compensation of similarly-sized medical device and life sciences companies that is provided by its compensation consultant, as described in greater detail below in “Engagement of Compensation Consultant.”

Engagement of Compensation Consultant

The Compensation Committee conducts an annual review and approval of our compensation strategy, including the review and approval of our compensation peer group used for comparative purposes. Since 2007, our Compensation Committee has engaged Compensia, a national compensation consulting firm, to assist in reviewing and making appropriate changes to our executive compensation guiding principles, to update our compensation peer group when needed, to evaluate the competitiveness of our executive officers' compensation, and to assist it in the course of its deliberations concerning executive compensation decisions. Compensia serves at the discretion of the Compensation Committee.

For 2020, the peer group consisted of the following companies:

Cantel Medical	Integra LifeSciences	STERIS
CONMED	LivaNova	Teleflex
Globus Medical	Masimo	Varian Medical Systems
Haemonetics	Merit Medical Systems	West Pharmaceutical
Halyard Health	NuVasive	Wright Medical Group
Hill-Rom Holdings	ResMed

    This compensation peer group was used by the Compensation Committee during 2020 as a reference for understanding the competitive market for executive positions in our industry sector.

Additionally, during 2020, Compensia assisted our Compensation Committee in its evaluation of our 2020 compensation program, including providing recommendations regarding actions to be taken to modify our compensation programs in response to the impact of the COVID-19 pandemic on our business operations and financial results.

Elements of Compensation

In setting compensation levels for our executive officers, the Compensation Committee considers each element of compensation separately as well as the aggregate value of all elements of compensation for each individual. Amounts realized or realizable from awards under prior bonus or incentive plans, including stock options, do not significantly influence the pay setting process of current compensation levels. The significant compensation components are base salary, annual cash bonuses and equity awards; we also provide severance and change in control payments and benefits. Further, our focus on performance-based incentive cash and equity-based compensation is critical to the retention to our named executive officers, as the Company’s compensation philosophy has kept base salaries lower than the median of our peers and our named executive officers' compensation has come from performance-based incentive compensation. This underlying philosophy aligns the compensation of our executive officers with long-term shareholder value.

    While the Compensation Committee does not use specific target percentiles to justify compensation decisions, it does consider competitive market data in the course of its deliberations. The Compensation Committee believes that such information is useful in at least two respects. First, the Compensation Committee recognizes that our compensation levels must be competitive to attract, motivate, and retain superior executive talent. Second, the Compensation Committee believes that developing a general understanding of the compensation provided to the executives at our peer companies is useful in assessing the reasonableness and appropriateness of individual executive compensation elements.

    Accordingly, the Compensation Committee considers an analysis of the compensation practices of the companies in the compensation peer group, as well as evolving market practices, to ensure that it remains informed of current practices when making compensation decisions. This information is one of several factors, including the factors that are described above in the “Compensation Philosophy and Objectives” section, that the Compensation Committee considers in making its decisions with respect to the compensation of our executive officers.

Base Salaries

    The Compensation Committee initially established the base salaries with our named executive officers as the result of an arms-length negotiation with each individual. It reviews base salaries when position responsibilities change.

    The base salaries for 2020 remain unchanged from 2019 and have not changed since 2014 (or, if later, since such executive assumed their current role) since the Company de-emphasizes base salaries as a component of compensation. In reviewing the base salaries of our named executive officers in 2020 (and while considering the Company's compensation philosophy to focus on performance-based incentive compensation), the Compensation Committee considered the market for similar positions based on the compensation peer group and took into account individual performance along with long-term performance-based incentives provided to these named executive officers. The following table presents each named executive officer's base salary for 2020:

Name	Position	2020 Base Salary Rate
Vivek Jain	Chief Executive Officer/ Chairman of the Board	$650,000
Christian Voigtlander	Chief Operating Officer	$420,000
Brian Bonnell	Chief Financial Officer and Treasurer	$395,000
Scott Lamb*	Former Chief Financial Officer and Treasurer	$395,150
Daniel Woolson	Corporate Vice President, General Manager - Infusion Systems	$300,000
Virginia Sanzone	Corporate Vice President, General Counsel	$300,000
______________________
* Scott Lamb, our former Chief Financial Officer and Treasurer, retired from that role effective March 3, 2020.

Annual Cash Incentives

Overview

    Pursuant to the terms of our MIP, the Compensation Committee sets target bonus opportunities and selects financial measures and related target levels for each year. Cash bonuses under the MIP are based on corporate and individual performance measures for the applicable year and, at the discretion of the Compensation Committee, may be further adjusted based on the individual performances of each named executive officer.

    The following table presents the 2020 target bonus opportunities and the eligible MIP range (threshold and maximum) as a percentage of total base salary for each named executive officer.

Name	Threshold Bonus (% of Target Bonus)	Target Bonus (% of 2020 Base Salary)	Stretch Bonus (% of Target Bonus)
Vivek Jain	50%	100%	150%
Christian Voigtlander	50%	60%	150%
Brian Bonnell	50%	60%	150%
Scott Lamb (1)	—%	—%	—%
Daniel Woolson	50%	60%	150%
Virginia Sanzone	50%	60%	150%
____________________________
(1) In connection with Mr. Lamb’s retirement as our Chief Financial Officer and Treasurer on March 3, 2020, he was not eligible to participate in the 2020 MIP.

For 2020, payout under the MIP for our named executive officers and all other employees who participate in the MIP was based on the Company’s achievement of pre-established Adjusted EBITDA goals. The Compensation Committee determined to use Adjusted EBITDA as a short-term performance measure under our 2020 MIP because it believes Adjusted EBITDA is a positive indicator of our operating results and increased stockholder value and aligns the executive officer's compensation with a key financial target. For purposes of the 2020 MIP, "Adjusted EBITDA" means net income adjusted for interest, net, stock compensation expense, depreciation expense, intangible asset amortization expense, restructuring, strategic transaction and integration expense, change in fair value of contingent earn-out, contract settlement, product-related charges, disposition of certain assets, and income tax expense, as further described in Annex A to this proxy statement. In 2020, the Compensation Committee determined that the threshold bonus should be 50% of target (unchanged from the 2019 MIP) and the stretch bonus should be 150% of target (decreased from 200% of target under the 2019 MIP). Additionally, each payout under the MIP may be further adjusted at the discretion of the Compensation Committee based on individual performance factors which the Compensation Committee believed was important since MIP payouts are determined by a single metric.

Plan Funding Percentages

    Based on a review of economic conditions in February 2020, the Compensation Committee set the following Adjusted EBITDA performance goals under the 2020 MIP:

	Threshold Goal	Target Goal	Stretch Goal
Adjusted EBITDA Performance (in millions)	$235	$250	$265
MIP % Payout	50%	100%	150%

Performance Against the Plan Targets

The COVID-19 pandemic impacted our 2020 Adjusted EBITDA performance measure under the 2020 MIP. Based on the Company's actual Adjusted EBITDA performance of $243.0 million for 2020, the cash incentive payouts under the 2020 MIP were earned at 87% of target. If the pandemic had not occurred, the Company estimates that the Adjusted EBITDA performance measure would have been well in excess of the target goal of 100% and paid out closer to 130%. The potential estimated funding of 130% reflects adjustments to exclude the estimated Adjusted EBITDA impact for both positive and negative COVID-19 related drivers. The negative drivers include lower volumes within our Consumables and Solutions businesses and the dedicated sets within Infusion Systems due to lower admissions and elective procedures at our hospital customers; delays in implementation of new business due to customer prioritization; additional compensation for our essential manufacturing workers, additional costs for expedited shipments to customers, PPE for our workers and refitting our facilities to create safe workplaces; and certain foreign exchange losses incurred in March 2020. The positive drivers include additional demand for Infusion Systems pumps from existing customers and government stockpile orders; and lower costs related to items such as marketing, travel and medical benefits. Under the terms of our MIP the Compensation Committee can use its discretion to increase or decrease the incentive payout based on the individual performance of each named executive officer. Based on a review of each participant's individual performance during 2020, the Company's overall performance even in these unprecedented times and, for the named executive officers, each executive's base salary, the Compensation Committee approved cash incentive bonus payouts for all employees who participate in the plan, including our named executive officers at 100% of target (instead of the 87% of target achieved). The financial impact of this discretionary increase to 2020 MIP funding was a $2.9 million company-wide, of which $0.2 million was awarded to our named executive officers in total.

The Compensation Committee believed these payments recognized the efforts of our management and employees during the pandemic. In particular, the Compensation Committee recognized and rewarded the named executive officers for the Company’s ability to re-prioritize the Company goals early in the year in response to the pandemic and to take actions not necessarily consistent (and in some cases which conflicted) with the achievement of the 2020 Adjusted EBITDA performance goal in order to ensure longer-term success of the organization and to assist in the pandemic efforts for its customers. These actions included expediting shipments of critical products to our customers, refitting our manufacturing facilities and redesigning our processes to create a safe workplace and allow our manufacturing facilities and distribution centers to continue operating, providing additional compensation to our essential manufacturing workers, securing and providing PPE to our employees, implementing risk management and manufacturing resiliency plans, and borrowing funds to ensure adequate liquidity. The discretionary increase to 2020 MIP funding to target levels recognizes management’s execution of operational strategies during an uncertain time including ensuring that there was no disruption for our customers in manufacturing of products and our provision of services in response to the pandemic. The Company, through the leadership and guidance of the executive officers, implemented many changes to enable our customers to provide the best care possible during COVID-19, including virtual training for our customers, consistent product supply in a time when lock-downs impacted such consistency, and the creation of a safe environment for the Company’s employees to ensure employees could continue to perform for the benefit of our customers. Further, the Company faced additional costs related to PPE for its employees, including the payment of bonuses to manufacturing employees who worked during lock-down, and additional shipping and freight costs to maintain consistent supply for its customers during the pandemic.

Finally, the Compensation Committee believes the MIP is an important retention tool for the named executive officers who are critical to the potential future growth of the Company, which benefits the interests of the shareholders in the long-term. We believe that the named executive officers ability to meet the annual Company objectives and applicable individual goals will likely drive long-term shareholder returns. Accordingly, the Compensation Committee, after consultation with Compensia, believed funding the 2020 MIP at 100% of target was appropriate given achievement of individual goals along with the overall financial and operational performance of the Company and the higher level of service provided to our customers in delivering products to support the treatment of COVID-19 during stay-at-home orders and lock-downs.

The following table presents the possible threshold, target and stretch bonus payouts for the 2020 MIP, as well as the actual amounts earned under the MIP for each named executive officer for 2020.

Name	Salary	Potential Threshold Bonus	Potential Target Bonus	Potential Maximum Bonus	Actual bonus paid	Actual bonus paid % of Target Bonus
Vivek Jain	$650,000	$325,000	$650,000	$975,000	$650,000	100%
Christian Voigtlander	$420,000	$126,000	$252,000	$378,000	$252,000	100%
Brian Bonnell	$395,000	$118,500	$237,000	$355,500	$237,000	100%
Daniel Woolson	$300,000	$90,000	$180,000	$270,000	$180,000	100%
Virginia Sanzone	$300,000	$90,000	$180,000	$270,000	$180,000	100%

Equity Awards

    We grant equity awards to our executive officers to align their interests with the interests of our stockholders and to help achieve our retention objectives. The use of equity awards further promotes our efforts to encourage the profitability and growth of the Company through the establishment of strong incentives to maintain our stock performance.

2020 Equity Awards

    In 2020, the Compensation Committee continued to grant PRSUs in lieu of granting stock options to our named executive officers. This decision was based, in part, on the Compensation Committee's continued belief that PRSUs drive performance on specific financial metrics that will translate into long-term stockholder value creation. For our CEO, COO, and CFO, we believe a combination of performance and time-based RSUs effectively balance pay-for-performance and retention objectives. Our remaining named executive officers were awarded multi-year PRSUs that vest based on the achievement of individual performance goals.

The following table presents the equity award grants to our named executive officers for 2020:

Name	Total Target Award Multiple of Base Salary	Time-Based RSUs (#)	Time-Based RSUs ($)(1)	PRSUs (#)(2)	PRSUs ($)(1)
Vivek Jain	3.1x	5,317	1,000,181	5,316	999,993
Christian Voigtlander	4.2x	4,652	875,088	4,652	875,088
Brian Bonnell	4.4x	4,652	875,088	4,652	875,088
Daniel Woolson	2.7x	—	—	4,253	800,032
Virginia Sanzone	3.0x	—	—	4,785	900,106
____________________________
(1) Reflects the grant-date fair value of the time-based RSUs and PRSUs (at target).
(2) Number of units shown for the CEO, COO and CFO represents the total award to be earned (at target) at the end of a three-year performance period and for Mr. Woolson and Ms. Sanzone the total award to be earned (at target) over three annual performance periods.
    Consistent with our overall pay philosophy, our Compensation Committee determined the size of the 2020 equity awards so that the target total direct compensation of the named executive officers fell in the competitive market range, as appropriate, after considering factors such as Company and individual performance, experience, longevity with the Company, internal pay parity considerations and unique requirements of the position.

    The RSU and PRSU awards granted to the named executive officers in 2020 were subject to the following provisions:

For the CEO, COO and CFO, the PRSUs have a three-year performance period commencing January 1, 2020 and ending on December 31, 2022 and will be earned, if at all, upon the achievement of a minimum pre-established three-year cumulative adjusted revenue dollar target growth rate and adjusted EPS dollar target growth rate (each weighted 50%) over the performance period. These performance targets were selected as long-term performance measures as they align future payout under the long-term plan with sustained revenue and EPS performance. Shares of our Common Stock subject to the PRSUs that are earned will vest in full on March 6, 2023, subject to the executive officer’s continued service as of that date.

For the remaining named executive officers, Mr. Woolson and Ms. Sanzone, the PRSUs shall vest as to one-third of the total number of PRSUs underlying the award on the first, second and third anniversaries of March 6, 2020 subject to the CEO and Compensation Committee's determination that pre-established individual performance goals have been met with respect to each applicable year and continued service through such vesting date. If a named executive officer does not meet his or her pre-established individual performance goals, the unvested PRSUs roll over and become eligible to vest on the following vesting date for the award. Any unearned PRSUs as of March 6, 2023 shall be forfeited automatically on such date. In February 2021, the CEO and Compensation Committee determined that the individual performance goals had been met for Mr. Woolson and Ms. Sanzone, and therefore one-third of the total number of PRSUs granted to each executive vested on March 6, 2021.

The time-based RSUs granted to our CEO, COO and CFO vest in equal annual increments over a three-year period from the date of grant, subject to continued service through each vesting date.

We do not pay or accrue dividend equivalents on any RSU or PRSU awards.

In the event of a corporate transaction or change in control of the Company, the equity awards granted in 2020 to the named executive officers will accelerate and vest in full upon a change in control of the Company if the surviving entity does not assume or replace such outstanding awards with economically equivalent awards (as opposed to accelerating in full upon a “single-trigger” change in control). In addition, if the PRSUs are assumed or replaced then they will be deemed earned as to 100%, and for the CEO, COO, and CFO 200%, of the PRSUs and will remain outstanding and eligible to vest on the same vesting schedule, subject to the grantee’s continued service.

The Compensation Committee, in its 2021 annual review of our compensation program deliberated as to whether there should be any modification to the performance targets of revenue and EPS related to the 2020 PRSU awards for CEO, COO and CFO, as the targets were established immediately before the onset of the COVID-19 pandemic. In light of the unprecedented and ongoing market uncertainties related to the global COVID-19 pandemic, and with consideration to the fact that these external factors are outside of management control, as well as considering the base salaries of such named officers, in February 2021, the Compensation Committee determined to adjust the CEO, COO and CFO's potential to earn between 0% and 250% of the award granted, to a potential to earn between 50% and 300% of the award granted, provided that the same previously established revenue and EPS targets are achieved by the Company. The potential value of such modification is a total of $1.4 million in the aggregate for all such named executive officers. This change was determined by the Compensation Committee as appropriate to incentivize these named executive officers to continue to achieve the same targets even in light of the impact caused by COVID-19 and reward such named executive officers slightly more if they are able to do so.

Vesting of Equity Awards Granted in Years Prior to 2020

In 2018 and 2019, the named executive officers, other than the CEO, COO, and current CFO were granted PRSUs that vest as to one-third of the total number of PRSUs underlying the award on the first, second and third anniversaries of the applicable grant date, subject to the CEO and Compensation Committee's determination that pre-established individual performance goals have been met with respect to each applicable year and continued service through such vesting date. On February 15, 2021, the CEO and Compensation Committee determined that the individual performance goals had been met for all of the named executive officers, and therefore one-third of the total number of 2018 and 2019 PRSUs vested on the anniversary dates of the respective awards. In regard to our former CFO, in accordance with the terms of Mr. Lamb's Retirement and Separation Agreement, any remaining unvested shares related to his 2018 and 2019 PRSU awards fully vested on April 3, 2020.

Our CEO and COO were granted PRSU awards during 2018 which had a three-year performance period commencing January 1, 2018 and ending on December 31, 2020 and would be earned, if at all, upon the achievement of a minimum pre-established cumulative Adjusted EBITDA growth goal over the performance period and continued service through such vesting date February 15, 2021. At the beginning of the performance period, it was determined that the shares of our Common Stock subject to the PRSUs will be earned as set forth in the following table:

Cumulative Adjusted EBITDA	Percentage of awards that will vest
Growth below 6%	0% - forfeited
Growth of at least 6% to 8%	50%
Growth of between 8% to 10%	100%
Growth of over 10%	200%

Based on the Company's actual cumulative Adjusted EBITDA performance for the three-year period ending on December 31, 2020 of $799.5 million over the performance period, which landed between a growth rate of 8% and 10%, the CEO and COO earned 100% of their 2018 PRSUs. The Compensation Committee considered adjusting the performance targets under the 2018 PRSU awards in light of the impact of COVID-19 on the Company's Adjusted EBITDA performance, and such adjustment would have caused the 2018 PRSUs to be earned at 200% of target. The potential estimated calculation of the Company’s Adjusted EBITDA that would have been earned includes all of the same positive and negative COVID-19 factors described above in "Performance Against the Plan Targets". However, in light of other determinations made for the named executive officers with other elements of overall compensation, the Compensation Committee determined not to adjust the performance targets underlying the 2018 PRSU awards.

Severance and Change in Control Payments and Benefits

Severance and Change in Control Arrangements with our Named Executive Officers

We have entered into an amended and restated employment agreement with our CEO that provides for severance and change in control benefits, and maintain a Severance Plan, in which the remaining named executive officers participate. These arrangements provide for severance payment and benefits upon a qualifying termination of employment, both outside and in the change in control context, as described in greater detail below in “Potential Payments upon Termination or Change in Control.” We believe that these payments and benefits are essential for us to fulfill our objective of attracting and retaining key managerial talent.

Equity Plan

    In addition, under our Amended and Restated 2011 Stock Incentive Plan, the equity awards granted in 2020 to the named executive officers will accelerate and vest in full upon a change in control of the Company if the surviving entity does not assume or replace such outstanding awards with economically equivalent awards (as opposed to accelerating in full upon a “single-trigger” change in control). In addition, if the PRSUs are assumed or replaced then they will be deemed earned as to 100% and for the CEO, COO and CFO, 200%, of the PRSUs and will remain outstanding and eligible to vest on the same vesting schedule, subject to the grantee’s continued service.

Retirement and Separation Agreement with Scott E. Lamb

In connection with Mr. Lamb’s retirement from his position as Chief Financial Officer and Treasurer of the Company on March 3, 2020, we entered into a Retirement and Separation Agreement with Mr. Lamb, pursuant to which he continued to serve as an advisor to the Company initially expected through April 3, 2020, but later extended until May 2, 2020. In addition, he received other benefits in connection with his retirement, as described in greater detail below in “Potential Payments upon Termination or Change in Control.”

Health and Welfare Benefits; Perquisites

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans. The Company does not provide pension or other post-retirement benefits, other than matching contributions under the Company’s 401(k) retirement plan. Except as described in the following sentence, the Company does not provide perquisites or other personal benefits to our executive officers.

Stock Ownership Guidelines

    We maintain established stock ownership guidelines for our CEO and the non-employee members of our Board discussed below in "Compensation of Directors." Our CEO has up to five years from the time of appointment to acquire and retain shares of our Common Stock that equal or exceed five times his annual base salary. We also maintain stock ownership guidelines for our remaining executive officers. These executive officers have up to five years to acquire and retain shares of our Common Stock that equal the annual base salary of the executive officer. Shares beneficially owned by our CEO, our other executive officers, directly or indirectly, such as shares held by an immediate family member living in the same household or shares in a trust, and vested restricted shares and shares represented by vested RSUs, count toward meeting the stock ownership guidelines. All of our executive officers who have met the five year mark are in compliance with the stock ownership guidelines.

Anti-Pledging / Hedging Policies

All executive officers and non-employee members of our Board are prohibited from engaging in any speculative transactions in Company securities, including share pledging, engaging in short sales, engaging in transactions in put options, call options or other derivative securities, or engaging in any other forms of hedging transactions.

Tax and Accounting Considerations

Section 280G of the Code

    Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.

    Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers in the future, the Compensation Committee will consider all elements of the cost to the Company of providing such compensation, and will include the potential impact of Section 280G of the Code. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Accounting Considerations

    ASC Topic 718, Compensation-Stock Compensation, or ASC Topic 718, requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options and RSUs under our equity incentive award plans are accounted for under ASC Topic 718. The Compensation Committee regularly considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.

Summary Compensation Table

The following table shows all compensation awarded to, earned by or paid to each of our principal executive officer, principal financial officer, former principal financial officer and the next three most highly compensated executive officers in 2020 whose 2020 total compensation exceeded $100,000. "Non-equity incentive plan compensation" and "bonus" amounts in the table below are included in the year earned rather than the year actually paid; a portion of certain amounts may be paid in the year following the year earned.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($) (2)	Option Awards ($)	Non-equity incentive plan compensation ($)(3)	All other compensation ($) (4)	Total ($)
Vivek Jain, Chairman of the Board and Chief Executive Officer	2020	650,000	84,500	2,000,174	—	565,500	12,825	3,312,999
	2019	650,000	162,500	2,000,402	—	—	12,375	2,825,277
	2018	650,000	—	4,000,033	—	1,300,000	12,375	5,962,408
Christian Voigtlander, Chief Operating Officer	2020	420,000	32,760	1,750,176	—	219,240	12,825	2,435,001
	2019	420,000	63,000	2,000,402	—	—	12,375	2,495,777
	2018	420,000	—	1,750,247	—	554,000	12,375	2,736,622
Brian Bonnell, Chief Financial Officer(5)	2020	395,000	30,810	1,750,176	—	206,190	12,825	2,395,001
Scott Lamb, Former Chief Financial Officer and Treasurer(6)	2020	69,513	—	—	—	—	78,760	148,273
	2019	395,150	118,545	600,213	—	—	12,375	1,126,283
	2018	395,150	—	750,177	—	474,180	12,375	1,631,882
Dan Woolson, Corporate Vice President, General Manager - Infusion Systems	2020	300,000	23,400	800,032	—	156,600	12,825	1,292,857
	2019	300,000	90,000	1,000,201	—	—	12,375	1,402,576
Virginia Sanzone, Corporate Vice President, General Counsel	2020	300,000	23,400	900,106	—	156,600	12,825	1,392,931
	2019	300,000	90,000	1,000,201	—	—	12,375	1,402,576
	2018	300,000	—	750,177	—	410,000	12,375	1,472,552
____________________________
(1)    The amounts for all named executive officers represent the discretionary cash bonuses earned by the named executive officers for fiscal year 2020 under our MIP.
(2)    Amounts represent the grant date fair value of performance-based RSUs granted in the period and, for the CEO, COO and CFO, the grant date fair value of time-based RSUs granted during the period, each computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The grant date fair value of performance-based RSUs is based on the closing stock price on the date of grant and the probable outcome of the applicable performance conditions, which is the target value. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 6 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 26, 2021. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual).

The following table presents the values of the performance-based RSUs (target and maximum) for each named executive officer.

	Performance-Based RSUs
Name	Target ($)	Maximum ($)
Vivek Jain	999,993	2,499,983
Christian Voigtlander	875,088	2,187,720
Brian Bonnell	875,088	2,187,720
Dan Woolson	800,032	800,032
Virginia Sanzone	900,106	900,106
(3)     The amounts for all named executive officers represent the cash bonuses earned by the named executive officers for fiscal year 2020 based on the achievement of Adjusted EBITDA goals under our Performance-Based Incentive Plan and MIP.

(4)    Other compensation includes our match on the officer’s 401(k) contributions.

(5) Effective March 3, 2020, Mr. Bonnell was promoted to Chief Financial Officer and Treasurer from his former position of Corporate Vice President, Finance.

(6) Scott Lamb, our former Chief Financial Officer and Treasurer, retired from that role effective March 3, 2020, and continued to serve as an advisor to the Company for a transition period ending on May 2, 2020.

Grants of Plan-Based Awards in 2020

    The following table presents awards in 2020 under the Company’s various incentive award plans.

		Estimated Possible Payouts Under non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant date fair value of stock and option awards ($)(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Vivek Jain
Performance bonus (2)	02/12/20	325,000	650,000	975,000
Performance RSUs (3)	03/06/20				1,329	5,316	13,290		999,993
RSUs (4)	03/06/20							5,317	1,000,181

Christian Voigtlander
Performance bonus (2)	02/12/20	126,000	252,000	378,000
Performance RSUs (3)	03/06/20				1,163	4,652	11,630		875,088
RSUs (4)	03/06/20							4,652	875,088

Brian Bonnell
Performance bonus (2)	02/12/20	118,500	237,000	355,500
Performance RSUs (3)	03/06/20				1,163	4,652	11,630		875,088
RSUs (4)	03/06/20							4,652	875,088

Scott Lamb (5)
Performance bonus (2)	02/12/20	—	—	—
Performance RSUs (3)	03/06/20					—			—

Daniel Woolson
Performance bonus (2)	02/12/20	90,000	180,000	270,000
Performance RSUs (3)	03/06/20					4,253			800,032

Virginia Sanzone
Performance bonus (2)	02/12/20	90,000	180,000	270,000
Performance RSUs (3)	03/06/20					4,785			900,106
____________________________
(1)Amounts represent the grant date fair value of performance-based RSUs and time-based RSUs granted during the period, each computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. The grant date fair value of performance-based RSUs is based on the closing stock price on the date of grant and the probable outcome of the applicable performance conditions, which is the target value. We provide information regarding the assumptions used to calculate the value of all stock awards made to executive officers in Note 6 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 26, 2021.
(2)Performance bonuses are payable under the Performance-Based Incentive Plan and 2020 MIP if certain annual financial achievements and individual performance goals are met or exceeded. The amounts actually earned by our named executive officers from this bonus arrangement in 2020 are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. The material terms of the Performance-Based Incentive Plan are discussed above under the caption “Annual Cash Incentive.”
(3)Performance RSUs are granted under our Amended and Restated 2011 Stock Incentive Plan and have a performance period of three years from the date of grant. For the CEO, COO and CFO, the performance RSUs will vest, if at all, upon the achievement of a minimum pre-established three-year cumulative revenue dollar target growth rate and EPS dollar target growth rate (each weighted 50%) over the performance period. If the Company does not achieve the threshold performance metric, then none of the performance RSUs will be earned and the performance RSUs will be forfeited. For the remaining named executive officers other than the CEO, COO and CFO, the performance RSUs shall vest as to one third of the total number of PRSUs granted on March 6th on each of 2021, 2022 and 2023, subject to the CEO and Compensation Committee's determination that pre-established individual performance goals have been met with respect to each applicable year and continued service through such vesting date. If the Compensation Committee determines that the named executive officers' individual performance goals have not been met then none of the performance RSUs will be earned and the performance RSUs will remain outstanding and eligible to vest at the subsequent vesting dates with forfeiture at the final vesting date if the performance requirements were never met. In February 2021, the Compensation Committee determined to adjust the 2020 PRSU awards for our CEO, COO and CFO from the potential to earn between 0% and 250% of the award granted, to a potential to earn between 50% and 300% of the award granted, provided that the same previously established revenue and EPS targets are achieved by the Company. For the named executive officers other than the CEO, COO and CFO, there are no threshold or maximum levels for their PRSU awards. The following table sets forth the adjusted threshold and maximum levels for the 2020 PRSU awards granted to our CEO, COO and CFO, as adjusted by the Compensation Committee in February 2021:

Name	Threshold (#)	Target (#)	Maximum (#)
Vivek Jain	2,658	5,316	15,948
Christian Voigtlander	2,326	4,652	13,956
Brian Bonnell	2,326	4,652	13,956

(4)Amounts reflect the number of RSUs granted under our Amended and Restated 2011 Stock Incentive Plan and vest ratably on the anniversary of the grant over three years.
(5)Mr. Lamb served as Chief Financial Officer and Treasurer until March 3, 2020, and accordingly no bonus opportunities or equity were awarded to Mr. Lamb during 2020.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2020 Table

Executive Employment Agreements

    The Company and Vivek Jain have entered into an Amended and Restated Executive Employment Agreement (the “Agreement”), under which Mr. Jain serves as the Chief Executive Officer of the Company. The Agreement is effective as of May 8, 2017 and will continue until May 8, 2020, unless earlier terminated, and supersedes the employment agreement with Mr. Jain, dated February 7, 2014, as amended (the “Original Agreement”). The term of the Agreement is subject to automatic one-year renewal terms unless either the Company or Mr. Jain gives written notice of termination at least 60 days prior to the end of the applicable term.

    Consistent with the Original Agreement, the Agreement provides for the following compensation in respect of Mr. Jain’s services as Chief Executive Officer of the Company:

•an annual base salary $650,000;

•participation in the annual bonus plan of the Company, pursuant to which Mr. Jain’s target bonus opportunity will not be less than 100% of his base salary;

•Mr. Jain will be considered for annual equity incentive awards under any applicable plans adopted by the Company during the period of employment for which executives are generally eligible;

•up to $10,000 in reimbursed legal fees and expenses incurred in connection with the negotiation of the Agreement; and

•certain other benefits and reimbursements.

    The Agreement also provides for certain payments and benefits upon a qualifying termination of employment or upon a change in control, as described under “Potential Payments upon Termination or Change in Control” below.

Outstanding Equity Awards at December 31, 2020

The following table contains information about stock and option awards held at December 31, 2020, by our named executive officers. Except as indicated below, stock awards and options were granted pursuant to our Amended and Restated 2011 Stock Incentive Plan.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Vivek Jain	159,625	—	$58.79	02/24/24
	199,241	—	$58.79	02/24/24
	61,373	—	$88.76	02/11/25
					2,681	$575,048	(1)
					2,888	$619,447	(2)
					5,317	$1,140,443	(3)
					8,044	$1,725,358	(4)
								2,166	$464,478	(5)
								1,329	$285,057	(6)
	420,239	—			18,930	$4,060,296		3,495	$749,535

Christian Voigtlander	66,667	—	$96.83	06/04/25
					1,174	$251,811	(1)
					2,888	$619,447	(2)
					4,652	$997,807	(3)
					3,519	$754,790	(4)
								2,166	$464,478	(5)
								1,163	$249,452	(6)
					12,233	$2,623,855		3,329	$713,930

Brian Bonnell					1,208	$259,104	(7)
					1,444	$309,724	(2)
					4,652	$997,807	(3)
								1,163	$249,452	(6)
					7,304	$1,566,635		1,163	$249,452

Daniel Woolson								804	$172,450	(8)
								2,888	$619,447	(9)
								4,253	$912,226	(10)
								7,945	$1,704,123

Virginia Sanzone								1,005	$215,562	(8)
								2,888	$619,447	(9)
								4,785	$1,026,335	(10)
								8,678	$1,861,344

___________________________

(1)RSU award granted on 03/06/2018 and vests one-third annually. Market value is determined based on the closing price of our stock at December 31, 2020 of $214.49.
(2)RSU award granted on 03/06/2019 and vests one-third annually. Market value is determined based on the closing price of our stock at December 31, 2020 of $214.49.
(3)RSU award granted on 03/06/2020 and vests one-third annually. Market value is determined based on the closing price of our stock at December 31, 2020 of $214.49.
(4)Performance RSUs granted on 03/06/2018 were earned upon the achievement of a minimum specified Cumulative Adjusted EBITDA, over a three-year performance period ending on December 31, 2020. Based on the Company's actual Cumulative Adjusted EBITDA performance for the three-year period ending on December 31, 2020 of $799.5 million over the performance period, which landed between a growth rate of 8% and 10%, Messrs. Jain and Voigtlander earned 100% of their 2018 performance RSUs. Such RSUs vested on February 15, 2021. Market value is determined based on the closing price of our stock at December 31, 2020 of $214.49.
(5)Performance RSUs granted on 03/06/2019 will vest, if at all, upon the achievement of a minimum specified Cumulative Adjusted EBITDA over a three-year performance period ending on December 31, 2021. If at that date, our Cumulative Adjusted EBITDA growth is at least 6% but less than 8%, 50% of the awarded units will vest. If our cumulative Adjusted EBITDA growth between 8% and 10%, 100% of the awarded units will vest. If our cumulative Adjusted EBITDA growth is over 10%, 200% of the awarded units will vest. If the Company does not achieve the threshold performance metric, zero shares will be earned and the performance RSUs will be forfeited. Shares of our Common Stock subject to the performance RSUs that are earned will vest in full on March 6, 2022, subject to continued service on such date. Unearned shares and market value is determined based on the closing price of our stock at December 31, 2020 of $214.49 and assumes the threshold achievement level was reached. In calculating the number of performance shares and their value, we are required by SEC rules to compare the Company’s performance through 2020 under each outstanding performance award against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts.
(6)Performance RSUs granted on 03/06/2020 will vest, if at all, up to a 250% maximum upon the achievement of a minimum pre-established three-year cumulative revenue dollar target growth rate and EPS dollar target growth rate (each weighted 50%) over a three-year performance period ending on December 31, 2022. If the Company does not achieve the threshold performance metric, zero shares will be earned and the performance RSUs will be forfeited. Shares of our Common Stock subject to the performance RSUs that are earned will vest in full on March 6, 2023, subject to continued service on such date. Unearned shares and market value is determined based on the closing price of our stock at December 31, 2020 of $214.49 and assumes the threshold achievement level was reached. In calculating the number of performance shares and their value, we are required by SEC rules to compare the Company’s performance through 2020 under each outstanding performance award against the threshold, target, and maximum performance levels for the grant and report in this column the applicable potential payout amount. If the performance is between levels, we are required to report the potential payout at the next highest level. For example, if the previous fiscal year’s performance exceeded target, even if it is by a small amount and even if it is highly unlikely that we will pay the maximum amount, we are required by SEC rules to report the awards using the maximum potential payouts. In February 2021, the Compensation Committee determined to adjust the 2020 performance RSU awards from the potential to earn between 0% and 250% of the award granted, to a potential to earn between 50% and 300% of the award granted, provided that the same previously established revenue and EPS targets are achieved by the Company.
(7)RSU award granted on 08/16/2018 and vests one-third annually. Market value is determined based on the closing price of our stock at December 31, 2020 of $214.49.
(8)Performance RSUs granted on 03/06/2018 shall vest in thirds on February 15th on each of 2019, 2020 and 2021, subject to the CEO and Compensation Committee's determination that pre-established individual performance goals have been met with respect to each applicable year and continued service through such vesting date. If the Compensation Committee determines that the named executive officers' individual performance goals have not been met then zero shares will be earned and the performance RSUs will remain outstanding and eligible to vest at the subsequent vesting dates with forfeiture at the final vesting date if the performance requirements were never met. Unearned shares and market value is determined based on the closing price of our stock at December 31, 2020 of $214.49 and assumes the maximum achievement level was reached.
(9)Performance RSUs granted on 03/06/2019 shall vest in thirds on March 6th on each of 2020, 2021 and 2022, subject to the CEO and Compensation Committee's determination that pre-established individual performance goals have been met with respect to each applicable year and continued service through such vesting date. If the Compensation Committee determines that the named executive officers' individual performance goals have not been met then zero shares will be earned and the performance RSUs will remain outstanding and eligible to vest at the subsequent vesting dates with forfeiture at the final vesting date if the performance requirements were never met. Unearned shares and market value is determined based on the closing price of our stock at December 31, 2020 of $214.49 and assumes the maximum achievement level was reached.
(10)Performance RSUs granted on 03/06/2020 shall vest in thirds on March 6th on each of 2021, 2022 and 2023, subject to the CEO and Compensation Committee's determination that pre-established individual performance goals have been met with respect to each applicable year and continued service through such vesting date. If the Compensation Committee determines that the named executive officers' individual performance goals have not been met then zero shares will be earned and the performance RSUs will remain outstanding and eligible to vest at the subsequent vesting dates with forfeiture at the final vesting date if the performance requirements were never met. Unearned shares and market value is determined based on the closing price of our stock at December 31, 2020 of $214.49 and assumes the maximum achievement level was reached.

Options Exercised and Stock Vested

The following table contains information about stock options exercised and vesting of RSUs during 2020 by the named executive officers of the Company.

		Option awards		Stock Awards
Name	Grant Type	Number of shares acquired on exercise (#)	Value realized on exercise(1) ($)	Number of shares acquired on vesting (#)	Value realized on vesting(2) ($)
Vivek Jain	Option	57,500	$7,857,062
	RSU			6,117	$1,149,792
	PRSU			17,934	$3,435,078
Christian Voigtlander	RSU			3,209	$603,384
	PRSU			5,334	$1,021,674
Brian Bonnell	RSU			1,930	$361,265
Scott Lamb	Option	61,583	$7,543,247
	RSU			593	$111,288
	PRSU			9,944	$1,960,796
Daniel Woolson	RSU			2,525	$528,019
	PRSU			4,429	$861,462
Virginia Sanzone	RSU			593	$111,288
	PRSU			7,783	$1,508,401
____________________________
(1)Represents the difference between the fair market value of our stock underlying the options at exercise and the exercise price of the option.
(2)Represents the amounts realized based on the fair market value of our stock on the vesting date.

Potential Payments upon Termination or Change in Control

    Amended and Restated Employment Agreement with Mr. Jain

    In the event that Mr. Jain’s employment terminates as a result termination by the Company without “cause”, by Mr. Jain for “good reason”, by reason of a non-renewal of the term by the Company and Mr. Jain is willing and able, at the time of such non-renewal, to continue performing services under the Agreement, or due to “disability” or death, he will receive, subject to delivery and non-revocation of a general release of claims in favor of the Company:

•if such termination occurs not in connection with or following a change in control, (i) a lump sum payment in cash equal to one and a half times the sum of (x) his base salary and (y) target bonus for the year of termination; and (ii) full vesting of the shares subject to any then-outstanding Company equity-based awards (with all performance goals or other vesting criteria deemed to be achieved at target levels) granted to Mr. Jain between January 1, 2014 to December 31, 2016;

•if such termination occurs during the period beginning on and including 60 days prior to a change in control and ending on and including the two-year anniversary of the date of a change in control, a lump sum payment in cash equal to (i) two times the sum of (x) his base salary and (y) target bonus for the year of termination; and (ii) full vesting of the shares subject to any then-outstanding Company equity-based awards that vest solely based on Mr. Jain’s continued service;

•Company-paid healthcare continuation coverage for Mr. Jain and his dependents for up to eighteen months after the termination date;

•a pro-rated lump-sum cash performance bonus for the year of termination, calculated based on the achievement of applicable performance goals or objectives for the year of termination; and

•extension of the exercise period for all of Mr. Jain’s outstanding Company stock options, to the extent vested, for a period of three years following the termination date, but in no event later the ten year term/expiration date of the applicable option.

    In addition, in the event that any of the payments or benefits under the Agreement or otherwise would become subject to excise taxes imposed by Section 4999 of the Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for Mr. Jain.

    Severance Plan

We adopted the Severance Plan for our named executive officers, other than the CEO. Under the Severance Plan, in the event of a termination of employment by the Company without “cause” or by the named executive officer for “good reason” (each, as defined in the Severance Plan), in either case outside the change in control context, the named executive officer will be eligible to receive:

•a lump-sum cash payment in an amount equal to 12 months’ salary;
•Company-paid COBRA premium payments for the named executive officer and the named executive officer’s covered dependents for up to 12 months; and
•a pro-rated lump-sum cash performance bonus, calculated based on the achievement of applicable performance goals or objectives for the year of termination.

In the event of a termination of employment by the Company without “cause” or by the named executive officer for “good reason”, in either case, within the period beginning 60 days prior to a “change in control” (as defined in the Severance Plan) and ending on the one-year anniversary of such change in control, the Severance Plan provides that the named executive officer will be eligible to receive:

•a lump-sum cash payment in an amount equal to 18 months’ salary, plus 150% of the named executive officer’s target annual cash performance bonus for the year of termination;
•Company-paid COBRA premium payments for the named executive officer and the named executive officer’s covered dependents for up to 18 months.
•a pro-rated lump-sum cash performance bonus, calculated based on the achievement of applicable performance goals or objectives for the year of termination; and
•full accelerated vesting of each outstanding time-based equity award held by the named executive officer as of his or her termination date.

The named executive officer’s right to receive the severance payments and benefits described above is subject to his or her delivery and non-revocation of a general release of claims in favor of the Company, and his or her continued compliance with non-solicitation covenants.

    In addition, in the event that any payment under the Severance Plan, together with any other amounts paid to the named executive officer by the Company, would subject the named executive officer to an excise tax under Section 4999 of the Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for the named executive officer.

    Equity Plan

    Under our Amended and Restated 2011 Stock Incentive Plan, all equity awards granted to our named executive officers under the plan in or after 2017 will only accelerate and vest in full upon a change in control of the Company if the surviving entity does not assume or replace such outstanding awards with economically equivalent awards (as opposed to accelerating in full upon a “single-trigger” change in control). In addition, under our 2014 Inducement Stock Incentive Plan (the "2014 Plan"), all outstanding equity awards will vest in full upon a change in control and all outstanding equity awards will vest in full upon a corporate transaction if the surviving entity does not assume or replace such outstanding awards with economically equivalent awards.

    Definitions

    For the purposes of the arrangements in place in 2020 (e.g., Mr. Jain's employment agreement, the Amended and Restated 2011 Stock Incentive Plan and the Severance Plan), a change in control generally means the following:

•the acquisition by an individual, entity or group of beneficial ownership of 50% or more of either the outstanding Common Stock or voting securities of the Company; or a change in the composition of the majority of the Board, which is not supported by a majority of the current Board; or
•a major corporate transaction, such as a reorganization, merger or consolidation or sale or disposition of all or substantially all of the Company’s assets (unless certain conditions are met); or
•approval of the stockholders of the Company of a complete liquidation or dissolution of the Company.

    For the purposes of Mr. Jain's employment agreement, cause generally means the following:

•his gross neglect and willful and repeated failure to substantially perform his assigned duties, which failure is not cured within 30 days after a written demand for substantial performance is received by him from the Board which identifies the manner in which the Board believes he has not substantially performed his duties; or
•his engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company; or
•his conviction of, or plea of no contest to, a felony or a crime involving fraud, embezzlement, or theft; or
•his improper and willful disclosure of the Company’s confidential or proprietary information where such disclosure causes (or should reasonably be expected to cause) significant harm to the Company.

    For the purposes of the Severance Plan, cause generally means the following:

•the employee’s intentional, willful and continuous failure to substantially perform his or her reasonable assigned duties (other than any such failure resulting from incapacity due to physical or mental illness or any failure after the employee gives notice of termination for good reason), which failure is materially and demonstrably injurious to the Company, and which failure is not cured within 30 days after a written demand for substantial performance and is received by the employee from the Board which specifically identifies the manner in which the Board believes the employee has not substantially performed the employee’s duties; or
•the employee’s intentional and willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or is intended to result in substantial personal enrichment; or
•the employee’s conviction for a felony or the employee’s plea of nolo contendere in connection with a felony indictment.

    For the purposes of Mr. Jain's employment agreement, good reason generally means the following and occurs without the employee's written consent and is not due to a circumstance applied by the Company to a group of similarly situated employees:

•any material diminution in his duties, responsibilities or authority; or
•a material reduction in his annual base salary; or
•a requirement that he reports to a corporate officer or employee instead of reporting directly to the Board; or
•a material change in the location that he performs his principal duties, resulting in a material increase in the daily commuting distance; or
•a material breach by the Company.

    For the purposes of the Severance Plan, good reason generally means the following and occurs without the employee's written consent and is not due to a circumstance applied by the Company to a group of similarly situated employees:

•any significant diminution in the employee’s duties, responsibilities or authority; or
•a material reduction in the employee’s annual base salary; or
•a material change in the location the employee performs their principal duties, resulting in a material increase in the daily commuting distance.

    The following table summarizes the payments and benefits that would have been made if the employment of a named executive officer had been terminated without cause by the Company or for good reason by the named executive officer (or, with respect to Mr. Jain, upon a non-renewal of the term by the Company and Mr. Jain is willing and able, at the time of such non-renewal, to continue performing services under the Agreement or his death or disability) in connection with a change in control of the Company on December 31, 2020:

Change in Control Termination
	Vivek Jain	Christian Voigtlander	Brian Bonnell	Daniel Woolson	Virginia Sanzone
Number of PRSU/RSUs that would accelerate	46,268	21,216	11,956	7,945	8,678

Intrinsic value of accelerated equity awards	$9,924,023	$4,550,620	$2,564,442	$1,704,123	$1,861,344
Salary	$1,300,000	$630,000	$592,500	$450,000	$450,000
Bonus	$1,950,000	$630,000	$592,500	$450,000	$450,000
Benefits	$31,379	$31,789	$31,789	$31,789	$39,027
Total	$13,205,402	$5,842,409	$3,781,231	$2,635,912	$2,800,371

    The following table summarizes the payments and benefits that would have been made if the employment of a named executive officer had been terminated without cause by the Company or for good reason by the named executive officer (or, with respect to Mr. Jain, upon his death or disability) on December 31, 2020 and not in connection with a change in control:

Termination not in Connection with a Change in Control
	Vivek Jain	Christian Voigtlander	Brian Bonnell	Daniel Woolson	Virginia Sanzone
Salary	$975,000	$420,000	$395,000	$300,000	$300,000
Bonus	$1,625,000	$252,000	$237,000	$180,000	$180,000
Benefits	$31,379	$21,193	$21,193	$21,193	$26,018
Total	$2,631,379	$693,193	$653,193	$501,193	$506,018

    At December 31, 2020, there would be no payments made to any of our named executive officers upon a change in control with no termination of employment.

Retirement and Separation Agreement with Scott E. Lamb

    On March 3, 2020, Mr. Lamb retired from his position as Chief Financial Officer and Treasurer of the Company, at which time he transitioned into his role as an advisor to the Company. Mr. Lamb continued to serve as an advisor to the Company until May 2, 2020. In connection with Mr. Lamb’s planned retirement, we entered into a Retirement and Separation Agreement, dated February 27, 2020, with Mr. Lamb (the “Retirement Agreement”). Pursuant to the Retirement Agreement, Mr. Lamb continued to serve as an advisor to the Company at his current annual base salary rate during a transition period initially ending April 3, 2020 (the “Transition Period”), but later extended through May 2, 2020. Upon the completion of the Transition Period and upon Mr. Lamb’s execution and delivery of an additional release of claims in favor of the Company, each Company equity-based award held by Mr. Lamb vested in full. In addition, Mr. Lamb continues to be able to exercise vested option awards in Company stock through the term of such option.

Director Compensation

In 2020, our non-employee directors received an annual cash retainer paid on a quarterly basis as follows:

	Board	Lead Director	Audit Committee	Compensation Committee	Nominating/Corporate Governance Committee
Annual Retainer - chairperson	—	$93,500	$97,000	$87,500	$85,000
Annual Retainer - member	$70,000		—	—	—

    In 2020, our non-employee directors also received equity awards of options to purchase our Common Stock and RSUs valued at approximately $170,000 in the aggregate, with approximately 50% consisting of options and 50% consisting of RSUs. As a result, in May 2020, each non-employee director received (i) an option grant to purchase 1,438 shares of our Common Stock, which is exercisable after one year and expires 10 years from the grant date and (ii) 468 RSUs which fully vest after one year.

    While Dr. Lopez remains a member of the Board, Dr. Lopez has waived any annual retainer, meeting fees and equity payments made to non-employee members of the Board for their service. Dr. Lopez formerly served as an employee in our Research and Development Department, and terminated his employment with us effective September 30, 2015 (the “Termination Date”). Pursuant to a Buy-Out Agreement, dated as of September 30, 2015, between us and Dr. Lopez (the “Buy-Out Agreement”), subject to Dr. Lopez’s not revoking a general release of claims in favor of the Company, he is entitled to, among other things, (1) a cash payment in the aggregate equal to $1,837,500, paid in equal monthly installments until December 31, 2020; (2) a continuation from his employment agreement of customary non-competition, non-solicitation and non-disparagement provisions; and (3) in Dr. Lopez’s capacity as a member of the Board, administrative type support services extended to Board members.

    The following table shows all compensation awarded to, earned by or paid to our non-employee directors for service as a director in 2020.

2020 Director Compensation Table

Name (1)	Fees earned or paid in cash ($)	Stock awards ($) (2)	Option awards ($) (3)(4)	Other ($)		Total ($)
George A. Lopez, M.D.	$—	$—	$—	$460,388	(5)	$460,388
Robert S. Swinney, M.D.	$87,500	$85,171	$84,977	$—		$257,648
David C. Greenberg	$108,500	$85,171	$84,977	$—		$278,648
Elisha Finney	$97,000	$85,171	$84,977	$—		$267,148
David Hoffmeister	$70,000	$85,171	$84,977	$—		$240,148
Donald Abbey	$70,000	$85,171	$84,977	$—		$240,148
____________________________
(1) Mr. Jain, our CEO, is not included in this table as he was an employee of the Company in 2020 and did not receive compensation for his services as a director. All compensation paid to Mr. Jain for the services he provided to us in 2020 is reflected in the Summary Compensation Table.
(2) On May 13, 2020, each non-employee director was granted 468 RSUs of the Company with a grant date fair value of $85,171. The fair value of the RSUs is based on the market price of our Common Stock on the date of the grant, or $181.99 per share. Each of Messrs. Greenberg, Hoffmeister, and Abbey and Dr. Swinney and Ms. Finney has 468 RSUs outstanding at December 31, 2020. We provide information regarding the assumptions used to calculate the value of all stock awards made to directors in Note 6 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 26, 2021. There can be no assurance that awards will vest (if an award does not vest, no value will be realized by the individual).
(3)    On May 13, 2020, each non-employee director was granted 1,438 options to purchase shares of our Common Stock with a grant date fair value of $84,977. See Note 6 to our Consolidated Financial Statements included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for the assumptions used in valuation of these options. We provide information regarding the assumptions used to calculate the value of all stock options made to executive officers in Note 6 to the consolidated financial statements contained in our Annual Report on Form 10-K, filed on February 26, 2021. There can be no assurance that options will vest (if an option does not vest, no value will be realized by the individual).
(4)     At December 31, 2020, our non-employee directors held options to purchase shares of our Common Stock as follows: Dr. Lopez 94,871; Dr. Swinney 29,491; Mr. Greenberg 10,957; Ms Finney 9,328, Mr. Hoffmeister 3,854 and Mr. Abbey 3,854.
(5)     Consists of amounts paid to Dr. Lopez in 2020 under the above mentioned Buy-Out Agreement.

Stock Ownership Guidelines

    In 2011, we established stock ownership guidelines for the members of our Board. Our non-employee directors have up to five years from the adoption of the guidelines or within five years of joining the Board, if appointed or elected after 2011, to acquire and retain shares of our Common Stock that equal or exceed three times their annual base retainer. Shares beneficially owned by our non-employee directors, directly or indirectly, such as shares held by an immediate family member living in the same household or shares in a trust, and vested restricted shares and shares represented by vested RSUs, count toward meeting the stock ownership guidelines.

CEO Pay Ratio

    As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information regarding the relationship of the annual total compensation of Vivek Jain, our CEO, to the annual total compensation of our median compensated employee. We consider the pay ratio specified below to be a reasonable estimate, calculated in a manner that is intended to be consistent with the requirements of Item 402(u) of Regulation S-K.

    We have a globally diverse workforce with more than half of our employees located outside the United States ("U.S.") in locations where the cost of living is significantly below the U.S., including developing and emerging markets such as Mexico, Costa Rica, and India. The compensation elements and pay levels of our employees can vary dramatically by country based on the cost of living and the cost of labor, which impacts the median employee compensation and resulting CEO pay ratio.

For 2020, our last completed fiscal year:

•the annual total compensation of the employee who represents our median compensated employee (other than our CEO) was $12,037; and

•the annual total compensation of our CEO, as reported in the Summary Compensation Table included above, was $3,312,999.

    Based on this information, for 2020, our CEO’s annual total compensation was approximately 275 times that of the median compensated employee (other than the CEO).

Determining the Median Employee

Employee Population

    We used our employee population data as of December 31, 2020, as the reference date for identifying our median employee. As of such date, our employee population consisted of approximately 7,900 individuals.

Methodology for Determining Our Median Employee

    To identify the median employee from our employee population, we selected annual base pay as the most appropriate measure of compensation. We believe the use of annual base pay for all employees is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. Currently less than 5% of our employees receive annual equity awards.

Annual Total Compensation of Median Compensated Employee

    With respect to the annual total compensation of the employee who represents our median compensated employee, we calculated the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $12,037.

Annual Total Compensation of CEO

    With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2020 Summary Compensation Table included in this Proxy Statement.

COMPENSATION POLICIES AND PRACTICES AND RISK MANAGEMENT

    Our Compensation Committee considers potential risks when reviewing and approving the compensation programs for our executive officers and other employees. We have designed our compensation programs, including our incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated in our programs available for our executive officers:

•A balanced mix of compensation components - The target compensation mix for our executive officers is composed of base salary, annual cash bonus incentives, and long-term equity awards.
•Performance factor - Our incentive compensation plan uses a Company-wide metric for all executive officers to establish funding of our MIP which encourages focus on the achievement of objectives for the overall benefit of the Company.
•Capped cash incentive awards - MIP awards are capped at 150% of target of the individual named executive officer.
•Multi-year vesting - Equity awards vest over multiple years requiring long-term commitment on the part of employees.
•Competitive positioning - The Compensation Committee has compared our executive compensation to our peers to ensure our compensation program is consistent with industry practice.
•Corporate governance programs - We have implemented corporate governance guidelines, a code of conduct and other corporate governance measures and internal controls.

    The Compensation Committee also reviews the key design elements of our compensation programs in relation to industry practices, as well as the means by which any potential risks may be mitigated, such as through our internal controls and oversight by management and the Board. Based on this review, our Compensation Committee concluded that based on a combination of factors, our compensation policies and practices do not incentivize excessive risk-taking that could have a material adverse effect on our Company.

EQUITY COMPENSATION PLAN INFORMATION

    We maintain our Amended and Restated 2011 Stock Incentive Plan under which we may grant RSUs and other equity awards to our employees, directors and consultants. We also have a 2014 Inducement Stock Incentive Plan under which we have granted 250,405 RSUs and options to purchase our Common Stock. We had a 2001 Directors’ Stock Option Plan under which we granted options to purchase our Common Stock to our directors, which plan expired in November 2011 (although certain options under this plan remain outstanding). We also have an Employee Stock Purchase Plan, including outstanding rights to purchase 133,487 shares; however this plan was suspended in 2017. Further information about the plans is in Note 6 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

    Information about the plans at December 31, 2020, is as follows:

	Number of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Plan Category
			(2)
	(a)		(b)	(c)(3)
Equity compensation plans approved by stockholders	1,012,684		$70.49	948,522
Equity compensation plans not approved by stockholders (4)	24,866		$58.79	—
Total	1,037,550	(1)		948,522
 ____________________________
(1)This number includes the following: 1,004,284 shares subject to outstanding awards granted under our Amended and Restated 2011 Stock Incentive Plan, of which 784,534 shares were outstanding stock options, 141,466 were outstanding RSU awards and 78,284 were outstanding performance RSU awards (performance RSU awards are based on "target" performance); 8,400 shares subject to outstanding awards under the 2001 Directors Plan, all of which were outstanding stock options; and 24,866 shares subject to outstanding awards granted under the 2014 Plan, all of which were outstanding stock options.
(2)The weighted average exercise price in column (b) does not take into account the outstanding RSUs and PRSUs, which do not have an exercise price.
(3)This number includes 815,035 shares of Common Stock available for issuance under our Amended and Restated 2011 Stock Incentive Plan, and 133,487 shares of Common Stock available for issuance under our Employee Stock Purchase Plan. The number of shares remaining available for future issuance is based upon the vesting of the issued performance RSU awards if the threshold performance metric is achieved.
(4)This row relates to our 2014 Inducement Stock Incentive Plan. There are no shares remaining available for future issuance under this plan.

    In 2014 we adopted our 2014 Inducement Stock Incentive Plan. Pursuant to applicable stock exchange rules, stockholder approval of the 2014 Plan is not required as a condition of the effectiveness of the 2014 Plan. A description of the principal features of the 2014 Plan is set forth below.

    The 2014 Plan is administered by our independent Compensation Committee which can authorize the issuance of any type of arrangement that is not inconsistent with the provisions of the 2014 Plan and can be granted to individuals who have not previously been an employee or director of the Company or a related entity. The maximum aggregate number of shares which may be issued pursuant to all awards under the 2014 Plan is 250,405 shares. The administrator determines the provisions, terms, and conditions of each award including, but not limited to, the award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, shares, or other consideration) upon settlement of the award, payment contingencies, and satisfaction of any performance criteria. The term of each award shall be the term stated in the award agreement, provided, however, that the term of any award shall be no more than ten years from the date of grant.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that directors Messrs. Greenberg, Abbey and Hoffmeister, Ms. Finney and Dr. Swinney qualify as independent under NASDAQ Listing Rules. During the course of its review, the Board considers transactions and relationships between each director or director nominee (and such director’s immediate family) and the Company and its affiliates against the independence requirements of NASDAQ. In the case of the Audit Committee and the Compensation Committee, the Board also considers applicable SEC rules.

Board Meetings and Committees and Attendance at Meetings

    Our Board currently consists of seven directors who we believe contribute the breadth of knowledge and experience necessary for the advancement of our business strategies and objectives. Additionally, our Board has three standing committees that perform certain delegated functions from the Board: the Audit Committee, the Nominating/Corporate Governance Committee and the Compensation Committee. The current chairs and members of these committees are identified in the following table:

Membership on Standing Committees
	Independent	Lead Independent Director	NCGC	AC	CC
Vivek Jain
George A. Lopez, M.D.
Robert S. Swinney, M.D.	X		X		X,C
David C. Greenberg	X	X	X,C	X
Elisha W. Finney	X			X,C
Donald M. Abbey	X		X		X
David F. Hoffmeister	X			X	X
____________________________
NCGC    Nominating and Corporate Governance Committee
AC    Audit Committee
CC    Compensation Committee
C    Committee Chairperson

During 2020, the Board met six times, the Nominating/Corporate Governance Committee met three times, the Compensation Committee met six times and the Audit Committee met four times. All of our directors attended more than 75% of the total of all meetings of the Board and any committees on which they serve. The Board and its committees also act by unanimous written consent from time to time as permitted by the Bylaws of the Company.

It is the policy of the Company to invite and encourage all members of the Board to attend each Annual Meeting of Stockholders, which are generally held by remote communication. Three of our directors attended the 2020 Annual Meeting of Stockholders.

Board Leadership Structure

    Vivek Jain is our CEO and Chairman of the Board. The Board believes that Mr. Jain is best situated to serve as Chairman of the Board based upon his significant leadership position with the Company and his extensive knowledge about the industry. In addition, the Board believes that Mr. Jain's combined roles as Chairman and CEO position him to effectively identify strategic priorities for the Company and to lead Board discussions on the execution of Company strategy. The Board believes that the combined role of Chairman and CEO helps promote the Company’s overall strategic development and facilitates the efficient flow of information between management and the Board.

    The Board also believes that strong, independent Board leadership is a critical component of effective corporate governance, therefore, the Board established the position of Lead Independent Director and adopted a Lead Independent Director Charter. During 2020, the Board reappointed David C. Greenberg to serve in the Board position.

    The Lead Independent Director is elected annually by a majority of the independent directors upon receiving a recommendation from the Nominating/Corporate Governance Committee. The Lead Independent Director’s responsibilities are set forth in the Lead Independent Director Charter adopted by the Board and Nominating/Corporate Governance Committee, and include, among others:

•presiding at meetings of the Board at which the Chairman is not present, including executive sessions of the independent directors;
•consulting with the Chairman as to an appropriate schedule of Board meetings;

•approving meeting agendas for the Board;
•advising the Chairman as to the quality, quantity, and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;
•serving as principal liaison between the Chairman and the independent directors; and
•performing other duties specified in the Lead Independent Director Charter.

    Our Lead Independent Director Charter can be found on our website at www.icumed.com. The independent directors regularly meet in executive sessions in connection with regular meetings of the Board.

Board Oversight of Risk

    The Board is responsible for oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee the most critical risks relating to our business, allocate responsibilities for the oversight of risks among the full Board and its committees, including its Audit, Nominating/Corporate Governance, and Compensation Committees, and see that management has in place effective systems and processes for managing risks facing us. Overseeing risk is an ongoing process and risk is inherently tied to our strategy and to strategic decisions. Accordingly, the Board considers risk throughout the year and with respect to specific proposed actions. While the Board is responsible for oversight and direction, management is charged with identifying risk and establishing appropriate internal processes and an effective internal control environment to identify and manage risks and to communicate information about risk to the Board. Committees of the Board also play an important role in risk oversight, including the Audit Committee, which oversees our processes for assessing risks and the effectiveness of our internal controls. In fulfilling its duties, the Audit Committee considers information from our independent registered public accounting firm, Deloitte & Touche LLP, and our internal auditors. Additionally, the Compensation Committee periodically reviews the Company’s compensation policies and profile with management to ensure that compensation supports the Company’s goals and strategic objectives without creating risks that may have a material adverse effect on the Company. See “Executive Officer and Director Compensation-Compensation Policies and Practices and Risk Management” for further information about our risk management policies.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics for Directors and Officers. A copy is available on the Company’s website, www.icumed.com. The Company will disclose any future amendments to, or waivers from, the Code of Business Conduct and Ethics for Directors and Officers on our website within four business days following the date of the amendment or waiver.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee (the “Nominating Committee”) currently consists of Mr. Greenberg (Chairman), Dr. Swinney and Mr. Abbey, each of whom the Board has determined is independent as defined by the NASDAQ Listing Rules. The Nominating Committee operates pursuant to a written charter adopted by the Board, a copy of which can be found on the Company’s website, www.icumed.com. The Nominating Committee’s role is to recommend to the Board policies on Board composition and criteria for Board membership, to identify individuals qualified to serve as directors and approve candidates for director and to recommend directors for appointment to committees of the Board. The Nominating Committee also makes recommendations to the Board concerning the nomination of the Lead Independent Director, the Company’s Corporate Governance Guidelines and Codes of Ethics and Business Conduct, oversees internal investigations of conduct of senior executives, if necessary, and conducts evaluations of the performance of the Board.

In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating Committee considers, among other things, relevant management and/or industry experience; values such as integrity, accountability, judgment and adherence to high performance standards; independence pursuant to the guidelines set forth in the NASDAQ Listing Rules; diversity; ability and willingness to undertake the requisite time commitment to Board service; and an absence of conflicts of interest with the Company. Pursuant to our director retirement policy that was adopted on April 30, 2015, no person may stand for election following his or her 76th birthday, and each serving director must resign upon his or her 76th birthday. The policy also requires that as a condition for the nomination of any director who would reach the age of 76 before the end of his or her term, he or she must submit an advance irrevocable resignation that becomes effective on the director's 76th birthday.

While the Nominating Committee does not have a specific policy in place, it believes that diversity brings different perspectives to a board of directors, which leads to a more varied approach to board issues. The Company has a general non-

discrimination policy, which the Nominating Committee observes when considering candidates for the Board. While not giving specific weight to any aspect of diversity, the Board believes that its current composition has an appropriate level of diversity with respect to ethnicity and professional experience.

The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Nominating Committee will assess the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating Committee will consider various potential candidates for director that may come to the Nominating Committee’s attention through current directors, the Company’s professional advisors, stockholders or others.

    The Nominating Committee will consider candidates recommended by stockholders. The deadlines and procedures for stockholder recommendations of director candidates are discussed below under “Nomination of Directors and Submission of Stockholder Proposals.” Following verification of the stockholder status of persons proposing candidates, the Nominating Committee will make an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. Other than the verification of compliance with procedures and stockholder status, and the initial analysis performed by the Nominating Committee, a potential candidate nominated by a stockholder will be treated like any other potential candidate during the review process by the Nominating Committee.

The Board, upon recommendation of our Nominating Committee, has approved and recommended to the Board the nominations of Vivek Jain, Elisha W. Finney, David C. Greenberg, George A. Lopez, M.D., Robert S. Swinney, M.D., Donald M. Abbey and David F. Hoffmeister for election as directors at the Annual Meeting. The Nominating Committee considered the candidates’ qualifications and experience, past contributions to the Board, their willingness to continue to serve and the benefits of continuity in the membership of the Board and determined that the re-election and initial election of the these candidates was appropriate.

Audit Committee

The Board has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which consists of three directors, Messrs. Greenberg and Hoffmeister and Ms. Finney (Chairperson), all of whom are independent directors as defined by the NASDAQ Listing Rules and Rule 10A(3)(b)(1) of the Exchange Act. As more fully described in the Audit Committee Charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of its financial statements. The Audit Committee's responsibilities include, but are not limited to, the appointment, compensation, retention and termination of our independent registered public accounting firm, reviewing with management and our independent registered public accounting firm the adequacy of our internal financial and disclosure controls; and reviewing and approving our critical accounting policies based on independent auditor recommendations.

The Board adopted a revised written Audit Committee Charter, a copy of which can be found on the Company’s web site, www.icumed.com.

The Board has determined that each of Messrs. Greenberg and Hoffmeister and Ms. Finney is an “audit committee financial expert” and is “independent,” as those terms are defined by applicable NASDAQ Listing Rules and Securities and Exchange Commission (“SEC”) regulations.

Audit Committee Report

The Company’s audited consolidated financial statements are included in the Company’s Annual Report on Form 10-K. The Audit Committee has reviewed and discussed those financial statements with management of the Company and has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board. Further, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board and the SEC regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed the independent auditor’s independence with them. Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K.

AUDIT COMMITTEE
Elisha W. Finney, Chairperson
David C. Greenberg
David F. Hoffmeister

Compensation Committee

    The Board has a Compensation Committee, currently consisting of Dr. Swinney (Chairperson), and Messrs. Abbey and Hoffmeister. The Board has determined that all members of the Compensation Committee, none of whom are employees, former employees of, or consultants to, the Company are independent directors as defined by the NASDAQ Listing Standards. The Compensation Committee operates pursuant to a written charter adopted by the Board, a copy of which can be found on the Company’s website, www.icumed.com.

Our Compensation Committee discharges the responsibilities of the Board relating to executive and director compensation. It reviews the performance of the Company and our CEO, sets performance objectives, establishes the compensation of the CEO, recommends to the Board the compensation of the other executive officers and authorizes the grant of options to employees, and awards under our bonus and incentive plans.

Our Compensation Committee engaged Compensia, a national compensation consulting firm in January, to advise on the performance-based compensation structure and awards, including the Performance-Based Incentive Plan, and to provide market data and other analysis for compensation of executive officers and members of our Board. Prior to making its decisions for executive officers other than the CEO, the Compensation Committee receives recommendations from the CEO as to the amounts and types of compensation and other awards for those executive officers.

Compensation Committee Report

The Company’s Compensation Discussion and Analysis ("CD&A") is included elsewhere in this Proxy Statement. Our Compensation Committee has reviewed and discussed the CD&A with management of the Company. Based on these reviews and discussions, our Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and be incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

COMPENSATION COMMITTEE
Robert S. Swinney, M.D., Chairperson
David F. Hoffmeister
Donald M. Abbey

Stockholder Communications

The Board has an established process for stockholder communications and it can be found on the Company’s website at http://ir.icumed.com/corporate-governance/governance-contacts.

In the past year, the Board did not receive any stockholder communications that it considered material and therefore took no action.

Compensation Committee Interlocks and Insider Participation

    During 2020, no member of the Compensation Committee was a current or former employee or officer of the Company, and no interlocking relationship existed, between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee. The Compensation Committee currently consists of Dr. Swinney (Chairperson), Mr. Hoffmeister and Mr. Abbey.

Conflict of Interest Analysis

    In 2020, Compensia, the compensation consultant engaged by our Compensation Committee, did not provide any services to us other than its consulting services to the Compensation Committee. The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation advisors on executive and non-employee director compensation and believes that the work of Compensia during 2020, raised no conflict of interest. In reaching this conclusion, our Compensation Committee has assessed the independence of Compensia taking into account, among other things, the six factors set forth in Exchange Act Rule 10C-1 and the applicable NASDAQ listing standards.

Family Relationships

    There are no other relationships among the executive officers or directors of the Company.

Transactions with Related Persons

    Item 404 of Regulation S-K requires that we disclose any transactions between us and any related parties, as defined by Item 404, in which the amount involved exceeds $120,000 and in which any related party had or will have a direct or indirect material interest.

    Mr. Nicholas Lopez is the son of Dr. Lopez, a director and the founder of the Company and is the Product Manager, Specialty Infusion Consumables. For 2020, Mr. Nicholas Lopez received approximately $139,000 for his services.

Policies and Procedures Regarding Transactions with Related Persons

We attempt to review all related person transactions to ensure fairness to the Company and proper disclosure under SEC rules. Pursuant to the Audit Committee Charter, our Audit Committee is responsible for reviewing and approving all related person transactions. Additionally, our Board conducts annual reviews of each director to determine such director’s independence. We also require each of our executive officers and directors to complete a questionnaire that is intended to identify transactions or potential transactions that require disclosure under SEC rules or create a potential conflict of interest. In determining whether to approve a related party transaction, our Audit Committee considers the general fairness of the transaction to the Company, including the material terms and conditions of the proposed transaction, the related party’s interest, the amount involved in the transaction and whether the transaction is on terms comparable to terms available in a transaction involving an unrelated third party.

Pursuant to our written Code of Business Conduct and Ethics, each executive officer or director must receive approval of the Nominating Governance Committee or the Board prior to engaging in certain transactions that are likely to involve a conflict of interest.

MANAGEMENT PROPOSALS REQUIRING YOUR VOTE

Proposal 1- Election of Directors

    Nominees and Directors

    All of the seven directors currently constituting the Board, whose terms expire in 2021, are standing for reelection at the Annual Meeting to serve until the next annual meeting of stockholders or until such directors' successors are elected and qualified.

    Based on the recommendation of the Nominating Committee, the Board nominated and recommends that you vote FOR Vivek Jain, George A. Lopez, M.D., Robert S. Swinney, M.D., David C. Greenberg, Elisha W. Finney, David F. Hoffmeister and Donald M. Abbey, who are now members of the Board and whose current terms of office are expiring.

    It is not anticipated that the nominees will decline or be unable to serve as directors. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the Company’s Nominating Governance Committee.

    The following are summaries of the background, business experience and descriptions of the principal occupations of our directors. Directors’ ages are as of March 18, 2021.

Vivek Jain

Mr. Jain, 49, joined the Company as CEO and Chairman of the Board in February 2014. The Board believes that including the CEO as a director is an efficient way of ensuring continuity between the development and execution of the Company’s business strategies. Mr. Jain served as CareFusion Corporation's ("CareFusion") President of Procedural Solutions from 2011 to February 2014. Mr. Jain served as President, Medical Technologies and Services of CareFusion from 2009 until 2011. Mr. Jain served as the Executive Vice-President-Strategy and Corporate Development of Cardinal Health from 2007 until 2009. Mr. Jain served as Senior Vice President, Business Development and M&A for the Philips Medical Systems business of Koninklijke Philips Electronics N.V., an electronics company from 2006 to August 2007. Mr. Jain served as an investment banker at J.P. Morgan Securities, Inc., an investment banking firm, from 1994 to 2006. Mr. Jain's last position with J.P. Morgan was as Co-Head of Global Healthcare Investment Banking from 2002 to 2006. Mr. Jain currently serves on the Board of Directors for Envista Holdings Corporation since 2020.

George A. Lopez, M.D.

Dr. Lopez, 73, has been a director since 1984. He is the founder of the Company and served as Chairman of the Board, President and CEO from 1989 to October 2013, stepping down from these positions for health reasons. The Board believes Mr. Lopez should serve as a director due to his extensive experience with the Company and industry knowledge provides an invaluable insight to the Board on issues involving the Company and its goals.

Robert S. Swinney, M.D.

    Dr. Swinney, 75, has been a director since 1998, serves as Chair of the Compensation Committee and is a member of the Nominating Governance Committee and previously served as a director from 1989 to October 1995. Dr. Swinney has more than 30 years of experience as a critical care physician in a large, public teaching hospital, where he has formerly served as the critical care unit director and Chair of the ICU Committee. Dr. Swinney also has experience in private primary care practice and emergency medicine. He holds two patents for medical products and, in his daily work, was frequently called upon to examine and evaluate new medical products. The Board benefits from Dr. Swinney’s medical and leadership experience, including Dr. Swinney’s work with patents, which has provided him with a high level of technical expertise, enabling him to evaluate new developments in medical technology in light of his long-term evaluation of advances. The Board believes Dr. Swinney should serve as a director due to his medical and leadership experience, including Dr. Swinney’s work with patents, which has provided him with a high level of technical expertise, which enables him to evaluate new developments in medical technology.

David C. Greenberg

    Mr. Greenberg, 54, has been a director since 2015, serves as Lead Independent Director and Chair of the Nominating Governance Committee and is a member of the Audit Committee. Mr. Greenberg is currently serving as Chief Executive Officer of HomeThrive, Inc. Mr. Greenberg joined HomeThrive, Inc. in October 2018. Mr. Greenberg was Executive Vice

President, Strategy of Medline Industries, Inc. (“Medline”) from June, 2008 to October 2018. Medline is a privately held manufacturer and distributor of medical supplies uniquely positioned to provide products, education and support across the continuum of care. In that capacity, Mr. Greenberg was a member of Medline’s Executive Board and advised top leadership/ownership on all aspects of the business. Mr. Greenberg was responsible for Strategy, Business Development and M&A. Additionally, Mr. Greenberg was a Group President and had responsibility for Medline’s distribution business and several manufacturing and marketing divisions. Mr. Greenberg has served on the board of directors for Amendia, Inc., a spinal implant company. Previously, Mr. Greenberg spent thirteen years in a variety of leadership positions within Aon Corporation, including Chief Financial Officer of its Aon Global subsidiary. Mr. Greenberg previously served as a director at Potrero Medical, Inc., the latest spinout of medical device incubator Theranova, LLC. Currently Mr. Greenberg serves on the board of directors of HomeThrive, Inc. since October 2018. The Board believes Mr. Greenberg should serve as a director due to his extensive knowledge and experience in the medical industry, demonstrated executive leadership in business and insight into financial matters.

Elisha W. Finney

    Ms. Finney, 59, has been a director since January 2016, and serves as Chair of the Audit Committee. Ms Finney, now retired, was named Vice President, Finance and CFO of Varian Medical Systems in April 1999. In January 2005, she was promoted to Senior Vice President and given additional management responsibility for the Corporate Information Systems group. She was named Executive Vice President in February 2012. Varian Medical Systems is a leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiotherapy, radiosurgery, proton therapy and brachytherapy. Ms. Finney managed a worldwide staff of 400. Her management responsibilities included corporate accounting; corporate communications and investor relations; internal financial and compliance audit; risk management; tax and treasury, and corporate information systems. Ms. Finney joined Varian as risk manager in 1988 and has assumed a wide variety of finance functions over her last 29 years with the company. Prior to joining Varian, Ms. Finney was with the Fox Group in Foster City, CA, and Beatrice Foods, a major food processing company, in Chicago, IL. Ms. Finney has served on the boards of: iRobot Corporation, a robotics technology company, since January 2017; NanoString Technologies, a company that specializes in development of cancer diagnostics tools, since May 2017; Mettler Toledo, a multinational manufacturer of scales and analytical instruments, since November 2017; and Cutera, Inc. a global provider of laser and other energy-based aesthetic systems, from November 2017 to May 2019. Ms. Finney previously served on the boards of directors of: Laserscope from August 2005 until July 2006 when Laserscope was sold to American Medical Systems; Thoratec, a developer, manufacturer and marketer of proprietary medical devices for mechanical circulatory support from July 2007 to May 2013; and Altera Corporation, a manufacturer of programmable logic devices from September 2011 until December 2015, when Altera was sold to Intel. The Board believes Ms. Finney should serve as a director due to her extensive knowledge and experience in the medical industry and her financial knowledge and experience, particularly with respect to her service on the Audit Committee.

David F. Hoffmeister

    Mr. Hoffmeister, 66, has been director since January 2018 and serves as a member of the Audit Committee and the Compensation Committee. Mr. Hoffmeister served as Senior Vice President and Chief Financial Officer of Life Technologies Corp. from 2004 to 2014. Prior to joining Life Technologies, Mr. Hoffmeister was a senior partner with McKinsey & Co., focusing on health care, private equity and chemicals industries. Before joining McKinsey, Mr. Hoffmeister held financial positions at GTE Corp. and W.R. Grace and Co. Mr. Hoffmeister currently serves on the boards of Kaiser Foundation Health Plan, Inc., and Kaiser Foundation Hospitals and has since November of 2014. Mr. Hoffmeister currently serves on the Board of Directors of Glaukos Corp. and has since 2014; Celanese Corp., since 2005; and Stepstone Group, Inc. since 2020. Mr. Hoffmeister received a bachelor’s of science degree from University of Minnesota and a M.B.A. from University of Chicago. The Board believes Mr. Hoffmeister should serve as a director due to his strong finance background and extensive experience as a chief financial officer of a global biotechnology company.

Donald M. Abbey

    Mr. Abbey, 54, has been director since January 2018 and is a member of the Nominating Governance Committee and the Compensation Committee. Mr. Abbey is currently serving as Executive Vice President, Quality and Information Technology at Dexcom, Inc. (“Dexcom”). Mr. Abbey joined Dexcom in May of 2016. Initially, upon joining Dexcom Mr. Abbey was Executive Vice President, Quality until January of 2017 when he was promoted to his current position. Prior to joining Dexcom, Mr. Abbey was with Becton Dickinson (who acquired CareFusion Corporation in 2015 and which was spun out of Cardinal Health in 2009 (collectively, “BD”) from 2007. Mr. Abbey served in many roles over his years at BD including most recently as the Senior Vice President, Quality and Regulatory. Prior to his time at BD, Mr. Abbey held senior quality and regulatory affairs and general management positions with Respironics, Welch Allyn and Philips Healthcare. Mr. Abbey began his career at Varian Medical and Boston Scientific holding positions with increasing responsibility in research and development and quality. Mr. Abbey received a B.S.E.E from Washington State University and a M.B.A from University of Washington. The Board believes Mr. Abbey should serve as a director due to his extensive knowledge and experience in the medical industry and particularly, his knowledge of compliance and regulatory requirements.

Proposal 2 - Ratification of Independent Registered Public Accounting Firm
    Deloitte & Touche LLP (“Deloitte”) has been the Company’s independent registered public accounting firm since its selection by the Audit Committee on March 19, 2008. Deloitte was most recently ratified by the stockholders at the 2020 Annual Meeting of Stockholders as the independent registered public accounting firm of the Company for the year ended December 31, 2020.
    The Audit Committee has appointed Deloitte to continue as the independent registered accounting firm of the Company for the year ending December 31, 2021. Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions. Although the ratification by stockholders is not required, if a majority of stockholders does not ratify the selection of Deloitte, the Audit Committee may continue to retain Deloitte or may consider whether it should appoint another independent registered public accounting firm.

    The Board recommends that you vote FOR the ratification of the appointment of Deloitte.

Fees Paid to Auditors

    It is the policy of our Audit Committee to have the engagement of our independent registered public accounting firm to perform any audit or non-audit services approved in advance by the Audit Committee. Such approval authority is delegated to the Chairman of the Audit Committee on behalf of the Audit Committee as permitted by the Audit Committee Charter. In 2019 and 2020, all fees to our auditors were pre-approved by the Audit Committee.

    Deloitte was our independent registered public accounting firm in 2019 and 2020. Fees billed by Deloitte for 2019 and 2020 were as follows:

	2019	2020
Audit fees	$3,629,874	$3,388,074
Audit related fees	$—	$—
Tax fees	$—	$—
All other fees *	$213,560	$956,895
____________________________
* The 2020 other fees were primarily for advisory services performed by Deloitte in connection with a dispute with Pfizer, Inc. in regard to the determination of the estimated payout of any HIS acquisition earn-out liability. The 2019 other fees were primarily for consulting services provided by Deloitte Consulting with regard to the Company's integration of its February 3, 2017 acquisition of HIS.

Proposal 3 - Advisory Vote to Approve Named Executive Officer Compensation

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended, our Board is requesting that stockholders approve, on a non-binding, advisory basis, the compensation of our named executive officers for 2020 as described in the CD&A and Executive Compensation tables on pages 7 through 19 of this proxy statement.

    The Board believes that the information provided above in the CD&A and Executive Compensation sections of this Proxy Statement demonstrates that our executive compensation programs are designed to emphasize pay for performance and are directed toward aligning management’s interests with our stockholders’ interests. Accordingly, our Board recommends that stockholders approve the following resolution:

RESOLVED, that the stockholders of ICU Medical, Inc. approve, on an advisory basis, the compensation paid to the Company's named executive officers as described in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.

    This advisory Say-On-Pay vote is non-binding on the Board. Although the vote is non-binding, the Board and our Compensation Committee will review and thoughtfully consider the voting results when making future decisions concerning the compensation of the Company's named executive officers.

The Board recommends a vote FOR approval of the compensation of the Company's named executive officers.

ANNUAL REPORT

    Accompanying this proxy statement is the Company's Annual Report on Form 10-K for the year ended December 31, 2020. The 2020 Annual Report is available free of charge on the Company's website at https://ir.icumed.com/financial-information.
    THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND RELATED SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS A BENEFICIAL OWNER, OF COMMON STOCK OF THE COMPANY ON MARCH 18, 2021. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE SECRETARY OF THE COMPANY AT 951 CALLE AMANECER, SAN CLEMENTE, CA 92673. THE COMPANY’S ANNUAL REPORT ON FORM 10-K IS ALSO POSTED ON THE COMPANY’S WEBSITE, WWW.ICUMED.COM.

NOMINATION OF DIRECTORS AND SUBMISSION OF STOCKHOLDER PROPOSALS

    As required and in accordance with our Bylaws, any stockholder who intends to nominate persons for election as directors at an Annual Meeting shall give timely written notice to the Secretary of the Company setting forth (a) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the corporation that are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required under the rules of the SEC in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder. Such notice shall include a signed consent of each such nominee to serve as a director of the Company, if elected. The notice shall also include certain other information about the stockholder giving notice and associates of such stockholder, as required by the Company’s Bylaws, and the Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility for such proposed nominee to serve as a director of the Company.

    Any stockholder who intends to propose any business at a meeting shall give timely written notice to the Secretary of the Company setting forth as to each matter the stockholder proposes to bring before the meeting, (i) a brief description of the business to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and record address of the stockholder giving the notice, (iii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder, and by any other stockholders known by the stockholder giving the notice to be supporting the proposal and (iv) any material or financial interest of the stockholder in such business. The notice shall also include certain other information about the stockholder giving notice and associates of such stockholder, as required by the Company’s Bylaws.

    In connection with the 2022 Annual Meeting, each of the notices described above will be timely if it is delivered to or mailed and received at the Company’s executive offices not earlier than October 3, 2021 and not later than December 2, 2021. If the date of the 2021 Annual Meeting is advanced or delayed more than 30 days from May 11, 2022 (the one-year anniversary of this year’s Annual Meeting), then in each case for notice by the stockholder to be timely, it must be delivered to the Secretary at the Company’s principal executive offices not later than the close of business on the later of (i) the 90th day prior to the 2022 Annual Meeting or (ii) the 15th day following the day on which public announcement of the date of the 2022 Annual Meeting is first made.

    Consistent with SEC rules, a notice of a proposal that a stockholder is seeking to have included in the Proxy Statement for the 2022 Annual Meeting must be received by the Company at its principal executive offices no later than December 2, 2021, or if the date of the 2022 Annual Meeting is changed by more than 30 days from May 11, 2022, then a date that is a reasonable time before the Company begins to print and mail its proxy materials. If a stockholder or group of stockholders wishes to nominate one or more director nominees to be included in the Company’s proxy materials for the 2022 Annual Meeting pursuant to the proxy access provisions of our Bylaws, such proposal must be received by the Company at its principal executive offices no later than December 2, 2021 in order for such proposal to be considered timely. All proposals submitted for inclusion in the Company’s proxy statement relating to the 2022 Annual Shareholders’ Meeting must comply with all of the requirements of SEC Rule 14a-8. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

OTHER MATTERS

    The Company knows of no other matters to be brought before the Annual Meeting. If any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion.

SOLICITATION OF PROXIES

    The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail, telephone or via the Internet and personally by directors, officers and other employees of the Company, but such persons will not receive compensation for such services over and above their regular salaries. The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

The SEC has adopted rules that allow a company to deliver a single proxy statement and annual report to an address shared by two or more of its stockholders. This method of delivery, known as "householding," permits us to realize significant cost savings, reduces the amount of duplicate information stockholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain stockholders will receive only one copy of our proxy materials and any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Any stockholders who object to or wish to begin householding may notify Broadridge by calling toll-free at 800-542-1061, or by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will send an individual copy of the proxy statement to any stockholder who revokes their consent to householding within 30 days of our receipt of such revocation.

                    BY ORDER OF THE BOARD OF DIRECTORS

                    Virginia Sanzone, Corporate Vice President General Counsel and Secretary

ANNEX A
Use of Non-GAAP Financial Information

    This proxy contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods.The non-GAAP financial measures included in this proxy are Adjusted EBITDA and adjusted diluted earnings per share ("Adjusted Diluted EPS"). Adjusted EBITDA excludes: interest, net; stock compensation expense; intangible asset amortization expense; depreciation expense; restructuring, strategic transaction and integration expense; change in fair value of contingent earn-out; contract settlement; product-related charges; disposition of certain assets and income tax expense. Adjusted Diluted EPS excludes, net of tax: stock compensation expense; intangible asset amortization expense; restructuring, strategic transaction and integration expense; change in the fair value of contingent earn-out; contract settlement; product-related charges; disposition of certain assets; and the tax effect on the adjustments calculated using the specific tax rate applied to each adjustment based on the nature of the item/or the tax jurisdiction in which the item was recorded.

    The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.

Reconciliations of 2020 GAAP to non-GAAP Financial Measures
(in thousands, except per share data)

Adjusted EBITDA
GAAP net income	$86,870

Non-GAAP adjustments:
Interest, net (a)	(1,924)
Stock compensation expense (b)	23,954
Depreciation and amortization expense (c)	85,631
Restructuring, strategic transaction and integration expense (d)	28,409
Change in fair value of contingent earn-out (e)	9,000
Contract settlement (f)	2,070
Product-related charges (g)	2,626
Disposition of certain assets (h)	(4,237)
Provision for income taxes (i)	10,624
Total non-GAAP adjustments	156,153

Adjusted EBITDA	$243,023

Adjusted Diluted Earnings Per Share
GAAP diluted earnings per share	$4.02

Non-GAAP adjustments:
Stock compensation expense (b)	$1.11
Amortization expense (j)	$1.08
Restructuring, strategic transaction and integration expense (d)	$1.32
Change in fair value of contingent earn-out (e)	$0.42
Contract settlement (f)	$0.10
Product-related charges (g)	$0.12
Disposition of certain assets (h)	$(0.20)
Estimated income tax impact from adjustments (k)	$(0.84)
Adjusted diluted earnings per share	$7.13
____________________________

(a) Interest, net.
(b) Stock-based compensation expense in accordance with ASC 718.
(c) Depreciation of fixed assets and amortization of intangible assets.
(d) Restructuring, strategic transaction and integration expense.
(e) Change in fair value of contingent earn-out.
(f) Contract settlement.
(g) Product-related charges
(h) Disposition of certain assets
(i) Income tax expense recognized during the period.
(j) Amortization expense
(k) Estimated income tax effect on adjustments

icumedical

human connections

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ICUI2021**

You may attend the Meeting via the Internet and vote during the Meeting before the polls are closed. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D44514-P52034

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ICU MEDICAL, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Vivek Jain
02) George A. Lopez, M.D.
03) Robert S. Swinney, M.D.
04) David C. Greenberg
05) Elisha W. Finney
06) David F. Hoffmeister
07) Donald M. Abbey

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. To ratify the selection of Deloitte & Touche LLP as auditors for the Company for the year ending December 31, 2021.	☐	☐	☐
3. To approve named executive officer compensation on an advisory basis.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.

D44515-P52034

ICU MEDICAL, INC.
Annual Meeting of Shareholders
May 11, 2021
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Vivek Jain and Brian M. Bonnell, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and to vote, as provided on the other side, all the shares of ICU MEDICAL, INC. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held May 11, 2021 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting.

HEREIN BY THE UNDERSIGNED, IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, FOR PROPOSAL 2, FOR PROPOSAL 3, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side